Filed pursuant to Rule 433(d) Registration Statement No. 333-131136
CMLTI 2006-AR7

PRELIMINARY TERM SHEET
$436,195,000 (Approximate)
Citigroup Mortgage Loan Trust Inc. Depositor
Mortgage Pass-Through Certificates Series 2006-AR7
CitiMortgage, Inc. Master Servicer
Citigroup Global Markets Realty, Corp. Sponsor
Wells Fargo Bank N.A. Countrywide Home Loans, Inc. MortgageIT, Inc. Quicken Loans, Inc. Fifth Third Bank Originators
Wells Fargo Bank N.A. Countrywide Home Loans Servicing, LP Fifth Third Bank Servicers

The following is a preliminary Term Sheet. All terms and statements are subject to change.

October 5, 2006

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (877) 858-5407. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change. The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

Citigroup Global Markets Inc.

Trading
Brian Delany	(212) 723-6038	brian.delany@citigroup.com
Sean Duffy	(212) 723-6038	sean.k.duffy@citigroup.com

Mortgage Finance
Pete Steinmetz	(212) 723-6391	peter.d.steinmetz@citigroup.com
Jon Riber	(212) 723-9937	jonathan.riber@citigroup.com
Matthew Fallon	(212) 723-6334	matthew.c.fallon@citigroup.com
Juliana Castelli	(212) 723-6503	juliana.castelli@citigroup.com

Analytics
Oleg Saitskiy	(212) 723-6038	oleg.saitskiy@citigroup.com
Michael Park	(212) 723-6402	michael.park@citigroup.com
Raul Orozco	(212) 723-6420	raul.d.orozco@citigroup.com

Term Sheet	Date Prepared: October 5, 2006
Citigroup Mortgage Loan Trust Inc., Mortgage Pass-through Certificates, Series 2006-AR7 Approximate Total Principal Amount Offered: $436,195,000

Offered Certificates(1)
Class	Principal Balance(1)	WAL (Yrs) (Roll/Mat)	Pymt Window (Mos) (Roll/Mat)	Certificate Interest Rates	Delay Day	Tranche Type	Expected Ratings (S&P/Fitch)
1-A1	5,642,000	[TBD]	[TBD]	WAC(2)	24	Senior (Group 1-1) Short Reset Arms	AAA/AAA
1-A2A	36,234,000	[TBD]	[TBD]	WAC(3)	24	Super Senior (Group 1-2) 3/1 Hybrid	AAA/AAA
1-A2B	1,554,000	[TBD]	[TBD]	WAC(3)	24	Senior Support (Group 1-2) 3/1 Hybrid	AAA/AAA
1-A3A	205,447,000	[TBD]	[TBD]	WAC(4)	24	Super Senior (Group 1-3) 5/1 Hybrid	AAA/AAA
1-A3B	8,812,000	[TBD]	[TBD]	WAC(4)	24	Senior Support (Group 1-3) 5/1 Hybrid	AAA/AAA
1-A4A	171,164,000	[TBD]	[TBD]	WAC(5)	24	Super Senior (Group 1-4) 7/1 Hybrid	AAA/AAA
1-A4B	7,342,000	[TBD]	[TBD]	WAC(5)	24	Senior Support (Group 1-4) 7/1 Hybrid	AAA/AAA
1-AR	These classes will not be offered pursuant to this termsheet
1-XS2
1-XS3
1-XS4
1-B1
1-B2
1-B3
1-B4
1-B5
1-B6

(1)
The class sizes are approximate and subject to +/- 5% variance and final rating agency levels. This transaction has two independent groups of collateral: Group 1 and Group 2 Mortgage Loans. Only the Group 1 Certificates supported by the Group 1 Mortgage Loans are offered pursuant to this term sheet.

(2)	The pass-through rate for the Class 1-A1 Certificates will be the Net WAC Rate of the Group 1-1 Mortgage Loans.
(3)
For the first 33 periods, the pass-through rate for the Class 1-A2A and Class 1-A2B Certificates will be the Net WAC Rate of the Group 1-2 Mortgage Loans, less the coupon rate of the Class 1-XS2 Certificates. Thereafter, the pass-through rate for the Class 1-A2A and Class 1-A2B Certificates will be the Net WAC Rate of the Group 1-2 Mortgage Loans.

(4)
For the first 56 periods, the pass-through rate for the Class 1-A3A and Class 1-A3B Certificates will be the Net WAC Rate of the Group 1-3 Mortgage Loans, less the coupon rate of the Class 1-XS3 Certificates. Thereafter, the pass-through rate for the Class 1-A3A and Class 1-A3B Certificates will be the Net WAC Rate of the Group 1-3 Mortgage Loans.

(5)
For the first 78 periods, the pass-through rate for the Class 1-A4A and Class 1-A4B Certificates will be the Net WAC Rate of the Group 1-4 Mortgage Loans, less the coupon rate of the Class 1-XS4 Certificates. Thereafter, the pass-through rate for the Class 1-A4A and Class 1-A4B Certificates will be the Net WAC Rate of the Group 1-4 Mortgage Loans.

Collateral Description (1)
Group	Group 1-1	Group 1-2	Group 1-3	Group 1-4	Group I Aggregate
Product Type	Non-Hybrid ARMs	3/1 Hybrid ARMs	5/1 Hybrid ARMs	7/1 Hybrid ARMs	Non-Hybrid, 3, 5, 7 Year Hybrid
Aggregate Principal Balance	$5,874,284.73	$39,341,958.72	$223,070,223.26	$185,847,043.24	$454,133,509.95
Average Loan Balance	$534,025.88	$578,558.22	$607,820.77	$645,302.23	$618,710.50
Number of Loans	11	68	367	288	734
WA Months to Roll	6	33	56	78	63
WA Term to Maturity	354	357	356	354	355
Gross WAC (%)	5.835	6.110	6.306	6.351	6.302
WA Expense Fee before Reset (%)	0.346	0.294	0.281	0.274	0.28
WA Expense Fee after Reset (%)	0.346	0.294	0.371	0.358	0.359
Net WAC (%)	5.489	5.815	6.025	6.077	6.022
WA Initial Cap (%)	2.646	2.114	4.992	5.000	4.716
WA Periodic Cap (%)	2.000	1.891	1.969	2.000	1.975
WA Lifetime Cap (%)	11.741	11.996	11.309	11.351	11.391
Minimum Coupon (%)	4.125	3.500	4.625	4.250	3.500
Maximum Coupon (%)	6.500	7.250	7.500	7.500	7.500
Maximum Interest Rate (%)	12.375	13.250	12.500	12.500	13.250
WA Gross Margin (%)	2.331	2.250	2.250	2.317	2.278
WA Net Margin (%)	1.985	1.956	1.969	2.043	1.998
6-Month LIBOR Indexed (%)	16.16	11.36	4.22	0.00	3.26
12-Month LIBOR Indexed (%)	83.84	88.64	95.78	86.63	91.27
1-Year CMT Indexed (%)	0.00	0.00	0.00	13.37	5.47
Non- Zero WA FICO	740	732	744	742	742
Interest Only (%)	16.16	89.63	83.91	83.70	83.44
Cash Out Refinance (%)	11.03	39.05	22.39	27.96	25.96
California (%)	6.76	21.00	44.88	42.35	41.28
Primary Residence (%)	84.27	83.69	88.96	86.63	87.49
Single Family and PUD (%)	85.11	96.57	85.40	92.46	89.25
Largest Loan Balance	$832,510.71	$2,000,000.00	$2,510,813.25	$2,817,216.64	$2,817,216.64
WA Original LTV (%)	74.63	67.77	73.35	70.87	71.87
WA Current LTV (%)	74.30	67.61	73.06	70.51	71.56
Top Originators
1)	Fifth Third: 76.88%	Countrywide: 53.17%	Countrywide: 72.33%	Countrywide: 67.41%	Countrywide: 67.72%
2)	Mortgage It: 23.12%	Fifth Third: 35.47%	Fifth Third: 24.58%	Fifth Third: 19.22%	Fifth Third: 24.01%
3)		Quicken: 11.36%	Quicken: 3.09%	Wells Fargo: 13.37%	Wells Fargo: 5.47%

Title of the Securities:              Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2006-AR7.

Offered Certificates:
Approximately $436,195,000 variable-rate Class 1-A1 Certificates, and Class 1-A2A, Class 1-A3A and Class 1-A4A Certificates (the “Group 1 Super Senior Certificates”) and Class 1-A2B, Class 1-A3B and Class 1-A4B Certificates (the “Group 1 Senior Support Certificates” and together with the Super Senior Certificates and the Group 1-1 Certificates referred to as the “Group 1 Senior Certificates” or the “Class 1-A Certificates”) will be offered pursuant to this term sheet.

Non-Offered
Certificates:
The Class 1-XS2, Class 1-XS3 and Class 1-XS4 Certificates (the “Class X Notes” or the “Interest-Only Notes”) and the Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4, Class 1-B5 and Class 1-B6 Certificates (collectively referred to as the “Class 1-B Certificates” or the “Group 1 Subordinate Certificates”) and the Class 1-AR Certificates (the “Group 1 Residual Certificates”) will not be offered.

Cut-off Date:	October 1, 2006.

Settlement Date:	On or about October 31, 2006.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day), commencing in November 2006.

Day Count:	Interest will accrue on the Offered Certificates on the basis of a 360-day year consisting of twelve 30-day months.

Depositor:	Citigroup Mortgage Loan Trust Inc.

Lead & Sole Underwriter:	Citigroup Global Markets Inc.

Issuing Entity:	Citigroup Mortgage Loan Trust, Series 2006-AR7. The issuing entity is sometimes referred to as the “Trust” or the “Trust Fund.”

Master Servicer and Trust
Administrator:	CitiMortgage, Inc.

Sponsor:	Citigroup Global Markets Realty Corp.

Originators:	Wells Fargo Bank N.A.
Countrywide Home Loans, Inc.
Fifth Third Bank
MortgageIT, Inc.
Quicken Loans, Inc.

Servicer:	Wells Fargo Bank N.A.
Countrywide Home Loans Servicing, LP
Fifth Third Bank

Paying Agent, Certificate
Registrar and
Authenticating Agent:	Citibank, N.A.

Trustee:	US Bank National Association

The Group 1 Mortgage
Loans:
The mortgage loans to be included in the trust for the benefit of the Offered Certificates will consist of approximately 734 adjustable-rate, first lien, prime mortgage loans, with an aggregate scheduled principal balance as of the Cut-off Date of approximately $454,133,510 (the “Group 1 Mortgage Loans”). The mortgage rates on the Group 1 Mortgage Loans are determined based on a Twelve-Month LIBOR, Six-Month LIBOR or 1-Year CMT index and have initial payment adjustments occurring six months or one, three, five or seven years after their respective first payment dates.

The Group 1-1 Mortgage
Loans:
The mortgage loans to be included in the trust for the benefit of the Offered Certificates will be approximately 11 adjustable-rate, first lien, prime non-hybrid mortgage loans, with an aggregate scheduled principal balance as of the Cut-off Date of approximately $5,874,285 (the “Group 1-1 Mortgage Loans”). The mortgage rates on the Group 1-1 Mortgage Loans are determined based on a 12-Month LIBOR or 6-Month LIBOR index and have initial payment adjustments occurring six or twelve months after their respective first payment dates.

The Group 1-2 Mortgage
Loans:
The mortgage loans to be included in the trust for the benefit of the Offered Certificates will be approximately 68 adjustable-rate, first lien, prime hybrid mortgage loans, with an aggregate scheduled principal balance as of the Cut-off Date of approximately $39,341,959 (the “Group 1-2 Mortgage Loans”). The mortgage rates on the Group 1-2 Mortgage Loans are determined based on a 12-Month LIBOR or 6-Month LIBOR index and have initial payment adjustments occurring three years after their respective first payment dates.

The Group 1-3 Mortgage
Loans:
The mortgage loans to be included in the trust for the benefit of the Offered Certificates will be approximately 367 adjustable-rate, first lien, prime hybrid mortgage loans, with an aggregate scheduled principal balance as of the Cut-off Date of approximately $223,070,223 (the “Group 1-3 Mortgage Loans”). The mortgage rates on the Group 1-3 Mortgage Loans are determined based on a 12-Month LIBOR or 6-Month LIBOR index and have initial payment adjustments occurring five years after their respective first payment dates.

The Group 1-4 Mortgage
Loans:
The mortgage loans to be included in the trust for the benefit of the Offered Certificates will be approximately 288 adjustable-rate, first lien, prime hybrid mortgage loans, with an aggregate scheduled principal balance as of the Cut-off Date of approximately $185,847,043 (the “Group 1-4 Mortgage Loans”). The mortgage rates on the Group 1-4 Mortgage Loans are determined based on a 12-Month LIBOR, or 1-Year CMT index and have initial payment adjustments occurring seven years after their respective first payment dates.

Structure:
The trust contains two sets of notes with two independent groups of collateral (the Group 1 and Group 2 Mortgage Loans) and two independent structures. The Group 1 Structure is classified as Senior/Subordinate, shifting interest.

Pass-Through Rate:      The pass-through rate for the Class 1-A1 Certificates will be the Net WAC Rate of the Group 1-1 Mortgage Loans. For the first 33 periods, the pass-through rate for the Class 1-A2A and Class 1-A2B Certificates will be the Net WAC Rate of the Group 1-2 Mortgage Loans, less the coupon rate of the Class 1-XS2 Certificates. Thereafter, the pass-through rate for the Class 1-A2A and Class 1-A2B Certificates will be the Net WAC Rate of the Group 1-2 Mortgage Loans. For the first 56 periods, the pass-through rate for the Class 1-A3A and Class 1-A3B Certificates will be the Net WAC Rate of the Group 1-3 Mortgage Loans, less the coupon rate of the Class 1-XS3 Certificates. Thereafter, the pass-through rate for the Class 1-A3A and Class 1-A3B Certificates will be the Net WAC Rate of the Group 1-3 Mortgage Loans. For the first 78 periods, the pass-through rate for the Class 1-A4A and Class 1-A4B Certificates will be the Net WAC Rate of the Group 1-4 Mortgage Loans, less the coupon rate of the Class 1-XS4 Certificates. Thereafter, the pass-through rate for the Class 1-A4A and Class 1-A4B Certificates will be the Net WAC Rate of the Group 1-4 Mortgage Loans.

The pass-through for the Class 1-B Certificates will be the weighted average of the Net WAC Rates of the Group 1 Mortgage Loans.

Net Mortgage Rate:	For each mortgage loan, the gross mortgage rate set forth in the related mortgage note less the related servicing fee rate and lender paid mortgage insurance fee, as applicable.

Net WAC Rate:	The Net WAC Rate for any distribution date and any subset of the mortgage loans is a rate per annum equal to the weighted average of the Net Mortgage Rates of the mortgage loans in such subset.

Credit Enhancement:
Credit enhancement for the Class 1-A Certificates will be provided by a senior/subordinate, shifting interest structure. The Class 1-B Certificates will be subordinate to, and provide credit enhancement for, the Class 1-A Certificates. The Super Senior Certificates will also have additional credit enhancement from the Senior Support Certificates with respect to loss allocation (See “Loss Protection” percentages in the “Allocation of Losses” section).

Subordination:
Certificates	Ratings (S&P/Fitch)	Initial Subordination Percentage*
Class 1-A Certificates	AAA/AAA	3.95% (+/- 25 bps)
*  Preliminary and subject to change based upon the final pool as of the Cut-Off Date and additional rating agency analysis.

Available Funds:                         With respect to any Distribution Date, the scheduled payments collected or advanced on the Group 1 Mortgage Loans during the related due period and any unscheduled amounts collected during the related prepayment period, less servicing fees and certain expenses of the trust.

Due Period:                                 With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Payment Priority:                       On each Distribution Date, the payment to the Certificates, to the extent of  available funds, will generally be made in the following order of priority:
1.	Distributions of interest, concurrently, to the holders of the Class 1-A Certificates and Class X Notes, pro rata, in an amount equal to the interest accrued on each class at their Pass-Through Rate;
2.	Payment of principal to the holders of the Class A Notes, each class’s allocable payment of principal to the holders of the Class A Notes, each class’s allocable share of principal from;
3.	From remaining available funds, as follows:
a.
distributions of interest at the applicable Pass-Through Rate sequentially to the Class 1-B Certificates in order of their numerical class designations, beginning with the Class B-1, until each class of Class 1-B Certificates shall have received such interest; and

b.	to the Class 1-B Certificates in order of their numerical designations, such class’ allocable share of principal distributable to the Class 1-B Certificates.

Allocation of Losses:
Realized losses on the Group 1 Mortgage Loans will be allocated to the Class B Certificates in order of their reverse numerical class designations, until the note principal balance of each class of Class B Certificates has been reduced to zero. Thereafter, realized losses on the mortgage loans will be allocated to the Class 1-A1 (if the realized loss is on a Group 1-1 Mortgage Loan), to Class 1-A2B until reduced to zero and then the Class 1-A2A Certificates (if the realized loss is on a Group 1-2 Mortgage Loan), to the Class 1-A3B until reduced to zero and then to the Class 1-A3A Certificates (if the realized loss is on a Group 1-3 Mortgage Loan), to the Class 1-A4B until reduced to zero and then to the Class 1-A4A Certificates (if the realized loss is on a Group 1-4 Mortgage Loan),

Class	Loss Protection
Class 1-A1 Certificates	3.95% (+/- 25bps)
Class 1-A2A Certificates	7.90% (+/- 25bps)
Class 1-A2B Certificates	3.95% (+/- 25bps)
Class 1-A3A Certificates	7.90% (+/- 25bps)
Class 1-A3B Certificates	3.95% (+/- 25bps)
Class 1-A4A Certificates	7.90% (+/- 25bps)
Class 1-A4B Certificates	3.95% (+/- 25bps)

Allocation of Scheduled
Principal:                                     On each Distribution Date, the Class 1-A Certificates will be entitled to receive the Senior Percentage of all scheduled principal collected or advanced and the Class 1-B Certificates will be entitled to receive the Subordinate Percentage of all scheduled principal collected or advanced. The “Senior Percentage” on any Distribution Date will be equal to the percentage obtained by dividing the aggregate certificate principal balance of the Class 1-A Certificates immediately prior to such Distribution Date, by the aggregate scheduled principal balance of the Group 1 Mortgage Loans as of the beginning of the related Due Period. The “Subordinate Percentage” on any Distribution Date will be 100% minus the Senior Percentage on that Distribution Date.

Allocation of Unscheduled
Principal:
The Class 1-A Certificates will be entitled to receive 100% of the unscheduled principal received on the Group 1 Mortgage Loans through the Distribution Date in October 2013. After such time the prepayment percentages for the Class 1-A Certificates will be the Senior Percentage of such principal plus a declining portion of the Subordinate Percentage of such principal. The prepayment percentages for the Class 1-B Certificates will be as follows:

November 2013 - October 2014	30% of their pro rata share
November 2014 - October 2015	40% of their pro rata share
November 2015 - October 2016	60% of their pro rata share
November 2016 - October 2017	80% of their pro rata share
November 2017 - and after	100% of their pro rata share

Provided that any of the following conditions are satisfied:
(i)
the aggregate principal balance of the Group 1 Mortgage Loans 60 days or more delinquent does not exceed 50% of the aggregate certificate principal balance of the Class 1-B Certificates as of that date; and

(ii)	the cumulative realized losses on the Group 1 Mortgage Loans do not exceed the then applicable Trigger Amount

The prepayment percentage with respect to the Class 1-A Certificates will not  decrease as  scheduled. Not withstanding the foregoing,

(i) if on any Distribution Date before the Distribution Date in October 2009, the subordinate percentage is equal to or greater than twice the initial subordination percentage as of the Cut-Off Date, then the Class 1-B Certificates will receive 50% of their pro rata share of unscheduled principal from the Group 1 Mortgage Loans; and

(ii) if on any Distribution Date on or after the Distribution Date in October 2009, the subordinate percentage is equal to or greater than twice the initial subordination percentage as of the Cut-Off Date, then the Class 1-B Certificates will receive 100% of their pro rata share of unscheduled principal from the Group 1 Mortgage Loans.

                                        Notwithstanding any of the foregoing, if on any Distribution Date, the percentage, the numerator of which is the Certificate principal Balance of the Class 1-A Certificates, immediately preceding such Distribution Date, and the denominator of which is the aggregate Scheduled Principal Balance of the Group 1 Mortgage Loans as of the beginning of the related Due Period, exceeds such percentage as of the closing date, then the senior prepayment percentage for the Class 1-A Certificates for such Distribution Date will equal 100%.

Trigger Amount:

Distribution Date Occurring in the Period:	Realized Losses as a % of Initial Sum of the Certificate Principal Balances of the Subordinate Certificates
November 2013 - October 2014	30%
November 2014 - October 2015	35%
November 2015 - October 2016	40%
November 2016 - October 2017	45%
November 2017 and after	50%

Call Provision:
At its option, Citigroup Global Markets Realty Corp. (or if that entity fails to exercise such option, the Master Servicer) shall purchase all of the Group 1 Mortgage Loans (and related properties acquired on behalf of the trust) when the Group 1 Mortgage Loans and such properties remaining in the trust have been reduced to less than 5% of the principal balance of the Group 1 Mortgage Loans as of the Cut-Off Date.

P&I Advances:
Each Servicer will be required to advance delinquent payments of principal and interest on the mortgage loans to the extent such amounts are deemed recoverable. To the extent a Servicer fails to do so, the Master Servicer will be required to make such advances. Each Servicer and Master Servicer, as applicable, will be entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Compensating Interest:
With respect to each principal prepayment of loans, each Servicer will be obligated to pay an amount which, when added to all amounts allocable to interest received in connection with the principal prepayment, equals one month's interest on the amount of principal so prepaid at the applicable mortgage loan remittance rate. To the extent the Servicer fails to do so, the Master Servicer will be required to make such payment of compensating interest.

Underwriting Standards:	The mortgage loans were underwritten to the guidelines of the related originator, as more fully described in the prospectus supplement.

Legal Structure:	Designated portions of the trust will be established as one or more REMICs for federal income tax purposes.
ERISA Considerations:
The Class 1-A Certificates are expected to be ERISA eligible as of the Closing Date. However, prospective investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan’s acquisition and ownership of the Offered Certificates.

SMMEA Considerations:	The Class 1-A Certificates are expected to constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (SMMEA).

Form of Registration:	The Class 1-A Certificates will be issued in book-entry form through DTC.

Minimum Denominations:	The Class 1-A Certificates will be issued with a minimum denomination of $100,000 with incremental denominations of $1.

Static Pool Information:
To retrieve Static Pool Information, please visit the CitiMortgage website at www.citimortgagembs.com where “Reg AB” should be chosen from the menu shown at the left. From the Reg AB screen, please select the shelf “CMLTI” from the dropdown menu and then select the deal name “2006-AR7” from the list provided.

Group 1 Collateral Summary
Collateral statistics for the Group 1 Mortgage Loans listed below are as of the Cutoff Date.

	Summary Statistics	Tolerances

Number of Mortgage Loans:	734
Aggregate Original Principal Balance:	$457,028,483.00	(+/-) 7%
Aggregate Current Principal Balance:	$454,133,509.95	(+/-) 7%
Average Original Loan Balance:	$622,654.61	Approx.
Average Current Loan Balance:	$618,710.50	Approx.
Percent of Interest Only Loans:	83.44%	Approx.
1st Lien:	100.00%
Percent with Prepayment Penalty:	16.36%
Wtd. Avg. Net/Gross Coupon:	6.022%/6.302%	(+/-) 7 bps
GWAC Range:	3.500% - 7.500%	Approx.
Index:
6-Month LIBOR	3.26%	Approx.
12-Month LIBOR	91.27%	Approx.
1-Year CMT	5.47%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
6-Month LIBOR	2.032%/2.282%	(+/-) 7 bps
12-Month LIBOR	1.967%/2.250%	(+/-) 7 bps
1-Year CMT	2.500%/2.750%	(+/-) 7 bps
Reset Frequency:
Annually	96.74%	Approx.
Semi-Annually	3.26%	Approx.
Wtd. Avg. Original Term (months):	360	Approx.
Wtd. Avg. Remaining Term (months):	355	(+/-) 1 month
Wtd. Avg. Months to Roll:	63	(+/-) 1 month
Wtd. Avg. Next Change Date:	December 2011	Approx.
Initial Cap:	4.716%	Approx.
Periodic Cap:	1.975%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	1.998%/2.278%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	11.111%/11.391%	(+/-) 7 bps
Wtd. Avg. Original LTV:	71.87%	Approx.
Wtd. Avg. Combined LTV:	75.69%	Approx.
Percent with Simultaneous Second Lien:	33.15%	Approx
Percent Relocation Loans:	0.52%	Approx.
Wtd. Avg. Borrower FICO: (FICO>0)	742	Approx.
Geographic Distribution: (>5%)
California	41.28%	Approx.
Florida	13.48%	Approx.
Michigan	5.30%	Approx.
Originator:
Countrywide	67.72%	Approx.
Fifth Third	24.01%	Approx.
Wells Fargo	5.47%	Approx.
Quicken	2.50%	Approx.
Mortgage IT	0.30%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
86,179.71 - 100,000.00	2	182,537.04	0.04	5.736	768	70.60
100,000.01 - 125,000.00	5	573,374.96	0.13	5.969	723	68.80
125,000.01 - 150,000.00	4	568,187.32	0.13	5.220	719	79.01
150,000.01 - 175,000.00	4	646,219.05	0.14	5.894	699	73.05
175,000.01 - 200,000.00	7	1,289,195.15	0.28	5.515	728	76.62
200,000.01 - 225,000.00	7	1,519,465.23	0.33	5.530	732	77.37
225,000.01 - 250,000.00	7	1,660,722.92	0.37	5.708	713	75.11
250,000.01 - 275,000.00	3	757,979.00	0.17	4.963	693	77.41
275,000.01 - 300,000.00	3	864,491.18	0.19	5.336	716	80.00
300,000.01 - 333,700.00	4	1,233,491.77	0.27	6.026	738	79.77
333,700.01 - 350,000.00	1	349,072.36	0.08	5.625	756	69.92
350,000.01 - 400,000.00	17	6,393,247.07	1.41	5.712	712	67.29
400,000.01 - 500,000.00	184	84,835,880.40	18.68	6.249	736	73.38
500,000.01 - 600,000.00	199	109,162,839.67	24.04	6.291	740	74.23
600,000.01 - 700,000.00	122	78,867,790.19	17.37	6.341	750	72.62
700,000.01 - 800,000.00	50	37,596,778.15	8.28	6.384	741	73.89
800,000.01 - 900,000.00	26	22,000,773.63	4.84	6.353	751	69.68
900,000.01 - 1,000,000.00	64	62,680,225.15	13.80	6.358	745	70.83
1,000,000.01 - 2,817,216.64	25	42,951,239.71	9.46	6.423	748	62.04
Total:	734	454,133,509.95	100.00	6.302	742	71.87
The average current balance, as of the cut-off date is approximately $618,710.50.

Original Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
98,500.00 - 100,000.00	1	96,357.33	0.02	5.500	756	69.86
100,000.01 - 125,000.00	5	573,374.96	0.13	5.969	723	68.80
125,000.01 - 150,000.00	4	568,187.32	0.13	5.220	719	79.01
150,000.01 - 175,000.00	4	646,219.05	0.14	5.894	699	73.05
175,000.01 - 200,000.00	7	1,289,195.15	0.28	5.515	728	76.62
200,000.01 - 225,000.00	7	1,519,465.23	0.33	5.530	732	77.37
225,000.01 - 250,000.00	7	1,660,722.92	0.37	5.708	713	75.11
250,000.01 - 275,000.00	3	757,979.00	0.17	4.963	693	77.41
275,000.01 - 300,000.00	3	864,491.18	0.19	5.336	716	80.00
300,000.01 - 350,000.00	3	927,491.77	0.20	5.788	716	79.70
350,000.01 - 400,000.00	12	4,395,002.09	0.97	5.741	708	66.88
400,000.01 - 500,000.00	189	86,391,076.99	19.02	6.233	736	73.23
500,000.01 - 600,000.00	199	109,039,421.87	24.01	6.290	739	74.25
600,000.01 - 700,000.00	122	78,206,732.77	17.22	6.344	749	72.73
700,000.01 - 800,000.00	50	37,596,778.15	8.28	6.384	741	73.89
800,000.01 - 900,000.00	27	22,670,773.63	4.99	6.350	753	69.98
900,000.01 - 1,000,000.00	66	63,979,000.83	14.09	6.358	745	70.69
1,000,000.01 - 2,817,250.00	25	42,951,239.71	9.46	6.423	748	62.04
Total:	734	454,133,509.95	100.00	6.302	742	71.87
The average balance at origination, as of the cut-off date is approximately $622,654.61.

Originator	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
Countrywide	465	307,546,898.51	67.72	6.376	747	72.65
Fifth Third	172	109,025,411.83	24.01	6.358	735	69.05
Wells Fargo	55	24,838,697.81	5.47	5.642	725	72.80
Quicken	38	11,364,586.36	2.50	5.256	724	75.59
Mortgage It	4	1,357,915.44	0.30	5.733	733	73.06
Total:	734	454,133,509.95	100.00	6.302	742	71.87

Current Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
3.500 - 3.999	2	966,134.00	0.21	3.692	731	80.00
4.000 - 4.499	3	805,754.00	0.18	4.211	687	76.85
4.500 - 4.999	4	2,172,270.00	0.48	4.625	728	79.92
5.000 - 5.499	36	13,427,522.42	2.96	5.134	734	76.79
5.500 - 5.999	102	50,775,715.12	11.18	5.705	730	73.32
6.000 - 6.499	308	201,827,388.88	44.44	6.246	743	71.44
6.500 - 6.999	260	173,622,280.64	38.23	6.628	746	71.18
7.000 - 7.499	16	9,641,313.13	2.12	7.050	739	74.96
7.500 - 7.500	3	895,131.76	0.20	7.500	695	79.85
Total:	734	454,133,509.95	100.00	6.302	742	71.87
The weighted average current rate, as of the cut-off date is approximately 6.302%.

Original Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
180 - 240	1	592,113.14	0.13	6.625	812	80.00
301 - 360	732	452,899,564.60	99.73	6.301	742	71.85
361 - 480	1	641,832.21	0.14	6.625	766	79.11
Total:	734	454,133,509.95	100.00	6.302	742	71.87
The weighted average original term, as of the cut-off date is 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
176 - 300	1	592,113.14	0.13	6.625	812	80.00
301 - 360	732	452,899,564.60	99.73	6.301	742	71.85
361 - 476	1	641,832.21	0.14	6.625	766	79.11
Total:	734	454,133,509.95	100.00	6.302	742	71.87
The weighted average remaining term, as of the cut-off date is approximately 355 months.

Lien Position	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
First	734	454,133,509.95	100.00	6.302	742	71.87
Total:	734	454,133,509.95	100.00	6.302	742	71.87
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
No Simultaneous Second	488	303,583,529.93	66.85	6.309	743	70.68
Has Simultaneous Second	246	150,549,980.02	33.15	6.286	741	74.25
	734	454,133,509.95	100	6.302	742	71.87

Original Loan To Value (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
9.50 - 10.00	1	2,000,000.00	0.44	6.750	779	9.50
20.01 - 25.00	2	1,640,000.00	0.36	6.226	744	23.12
25.01 - 30.00	5	3,983,159.68	0.88	6.494	747	27.89
30.01 - 35.00	3	2,289,054.36	0.50	6.385	780	33.71
35.01 - 40.00	3	1,748,061.10	0.38	6.318	765	38.62
40.01 - 45.00	10	7,216,725.77	1.59	6.148	736	43.04
45.01 - 50.00	13	7,751,765.68	1.71	6.360	747	48.04
50.01 - 55.00	22	14,311,371.70	3.15	6.315	755	52.49
55.01 - 60.00	30	26,103,309.55	5.75	6.380	748	57.40
60.01 - 65.00	37	23,353,507.66	5.14	6.220	736	62.58
65.01 - 70.00	108	68,746,717.12	15.14	6.310	741	68.33
70.01 - 75.00	72	44,782,008.08	9.86	6.327	743	73.07
75.01 - 80.00	418	245,324,679.83	54.02	6.302	742	79.55
80.01 - 85.00	3	1,335,084.85	0.29	5.867	664	84.92
85.01 - 90.00	4	1,211,198.80	0.27	5.592	674	89.48
90.01 - 95.00	2	1,386,865.77	0.31	5.535	738	93.26
95.01 - 100.00	1	950,000.00	0.21	5.500	717	100.00
Total:	734	454,133,509.95	100.00	6.302	742	71.87
The weighted average original loan-to-value ratio, as of the cut-off date is approximately 71.87%.

Combined Loan to Value (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
22.50 - 30.00	7	5,823,159.68	1.28	6.428	751	20.29
30.01 - 40.00	7	5,837,115.46	1.29	6.478	771	33.32
40.01 - 50.00	18	12,346,350.26	2.72	6.179	741	45.28
50.01 - 60.00	44	31,351,166.98	6.90	6.341	748	54.91
60.01 - 70.00	139	89,199,772.56	19.64	6.323	743	65.52
70.01 - 75.00	67	41,680,024.60	9.18	6.318	740	72.14
75.01 - 80.00	225	139,322,517.92	30.68	6.338	745	79.25
80.01 - 85.00	19	10,219,307.45	2.25	6.314	723	78.91
85.01 - 90.00	153	90,613,632.46	19.95	6.287	742	78.56
90.01 - 95.00	29	15,477,366.01	3.41	5.949	726	79.48
95.01 - 100.00	26	12,263,096.57	2.70	6.102	731	81.33
Total:	734	454,133,509.95	100.00	6.302	742	71.87
The weighted average combined loan-to-value ratio, as of the cut-off date is approximately 75.69%

FICO Score	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
Not Available	1	160,431.76	0.04	7.500	N/A	80.00
601 - 620	1	1,198,779.68	0.26	5.750	620	43.64
621 - 640	7	3,029,482.79	0.67	6.237	628	75.73
641 - 660	12	5,991,098.75	1.32	6.167	651	71.34
661 - 680	54	29,822,053.42	6.57	6.217	670	75.14
681 - 700	59	32,930,968.47	7.25	6.246	692	73.00
701 - 750	269	165,066,657.34	36.35	6.293	727	72.69
751 - 800	300	197,505,600.58	43.49	6.329	773	70.71
801 - 828	31	18,428,437.16	4.06	6.398	809	70.94
Total:	734	454,133,509.95	100.00	6.302	742	71.87
The non-zero weighted average FICO, as of the cut-off date is approximately 742.

Geographic Concentration	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
California	277	187,475,910.05	41.28	6.285	742	72.36
Florida	95	61,222,028.53	13.48	6.421	748	69.80
Michigan	46	24,064,796.66	5.30	6.269	727	70.48
Ohio	36	22,579,469.16	4.97	6.307	733	73.93
Washington	26	15,161,030.32	3.34	6.257	766	76.12
Illinois	22	14,224,971.04	3.13	6.266	721	72.77
New Jersey	26	13,220,038.77	2.91	6.254	746	71.83
Colorado	17	10,580,182.45	2.33	6.543	750	63.37
Indiana	16	9,006,782.65	1.98	6.276	745	71.45
Arizona	15	7,873,481.90	1.73	6.385	737	77.21
Oregon	14	7,702,911.04	1.70	6.301	762	75.06
Maryland	11	6,498,586.06	1.43	6.422	724	77.55
Massachusetts	10	5,982,055.52	1.32	6.477	757	72.28
Virginia	11	5,827,483.44	1.28	6.253	747	69.76
New York	10	5,238,280.17	1.15	6.019	715	69.76
Georgia	10	5,203,152.82	1.15	6.239	732	65.93
Utah	8	4,973,022.86	1.10	6.523	750	74.51
Nevada	11	4,833,535.34	1.06	6.038	744	77.74
Connecticut	6	4,754,725.00	1.05	6.297	734	68.36
Texas	4	4,574,013.25	1.01	6.556	767	70.89
Others	63	33,137,052.92	7.30	6.135	742	70.85
Total:	734	454,133,509.95	100.00	6.302	742	71.87

Index	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
Twelve-Month LIBOR	638	414,470,412.53	91.27	6.369	744	71.72
Six-Month LIBOR	41	14,824,399.61	3.26	5.530	735	74.51
One Year CMT	55	24,838,697.81	5.47	5.642	725	72.80
Total:	734	454,133,509.95	100.00	6.302	742	71.87

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
Semi-Annually	693	439,309,110.34	96.74	6.328	742	71.78
Annually	41	14,824,399.61	3.26	5.530	735	74.51
Total:	734	454,133,509.95	100.00	6.302	742	71.87

Margin (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
2.250 - 2.500	677	428,345,812.14	94.32	6.340	743	71.81
2.501 - 2.750	57	25,787,697.81	5.68	5.664	726	72.83
Total:	734	454,133,509.95	100.00	6.302	742	71.87
The weighted average margin, as of the cut-off date is approximately 2.278%.

Initial Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
2	64	40,370,086.89	8.89	6.163	733	67.84
3	14	4,469,656.56	0.98	5.287	729	76.25
5	654	408,344,766.50	89.92	6.326	743	72.21
6	2	949,000.00	0.21	6.239	756	73.54
Total:	734	454,133,509.95	100.00	6.302	742	71.87
The weighted average initial interest rate cap, as of the cut-off date is approximately 4.716%.

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
1	38	11,364,586.36	2.50	5.256	724	75.59
2	695	442,682,743.88	97.48	6.328	743	71.77
4	1	86,179.71	0.02	6.000	782	71.43
Total:	734	454,133,509.95	100.00	6.302	742	71.87
The weighted average periodic interest rate cap, as of the cut-off date is approximately 1.975%

Maximum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
9.250 - 9.499	2	554,775.00	0.12	4.250	704	76.66
9.500 - 9.999	5	2,632,884.00	0.58	4.283	737	79.94
10.000 - 10.499	34	12,452,034.77	2.74	5.096	733	76.70
10.500 - 10.999	93	44,833,120.27	9.87	5.688	734	74.44
11.000 - 11.499	279	183,448,810.44	40.40	6.243	744	71.64
11.500 - 11.999	256	169,745,568.19	37.38	6.593	744	71.63
12.000 - 12.499	46	27,806,358.22	6.12	6.461	739	71.39
12.500 - 12.999	17	11,219,959.06	2.47	6.713	747	62.12
13.000 - 13.250	2	1,440,000.00	0.32	7.076	713	75.69
Total:	734	454,133,509.95	100.00	6.302	742	71.87
The weighted average lifetime maximum gross rate, as of the cut-off date is approximately 11.391%.

Minimum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
2.250 - 2.500	677	428,345,812.14	94.32	6.340	743	71.81
2.501 - 2.750	57	25,787,697.81	5.68	5.664	726	72.83
Total:	734	454,133,509.95	100.00	6.302	742	71.87
The weighted average lifetime minimum gross rate, as of the cut-off date is approximately 2.278%.

Next Rate Change Date	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
2006-11	4	1,357,915.44	0.30	5.733	733	73.06
2007-04	2	1,264,641.02	0.28	5.565	712	78.61
2007-06	3	1,746,004.37	0.38	5.741	763	70.34
2007-07	2	1,505,723.90	0.33	6.263	743	77.70
2008-11	1	86,179.71	0.02	6.000	782	71.43
2008-12	1	1,198,779.68	0.26	5.750	620	43.64
2009-03	3	1,885,265.28	0.42	5.944	713	72.55
2009-04	1	502,300.00	0.11	6.375	693	65.66
2009-05	8	3,655,585.66	0.80	5.544	747	77.62
2009-06	16	7,783,283.51	1.71	6.188	735	58.60
2009-07	6	3,813,327.62	0.84	6.292	727	75.85
2009-08	5	2,772,200.00	0.61	6.373	734	72.27
2009-09	19	12,417,037.26	2.73	6.099	743	65.69
2009-10	8	5,228,000.00	1.15	6.260	731	75.17
2010-04	1	755,000.00	0.17	6.875	800	67.41
2010-10	8	3,069,684.85	0.68	5.636	688	70.14
2010-11	8	3,133,716.58	0.69	5.660	733	68.52
2010-12	3	1,147,395.07	0.25	5.625	709	76.52
2011-01	2	1,065,144.50	0.23	5.985	704	79.05
2011-02	1	471,443.77	0.10	6.125	740	79.99
2011-03	8	5,969,211.99	1.31	6.145	738	70.99
2011-04	11	6,249,499.80	1.38	6.136	713	72.81
2011-05	67	35,987,719.44	7.92	6.203	739	72.31
2011-06	115	68,184,581.27	15.01	6.309	744	73.52
2011-07	148	93,173,607.52	20.52	6.368	749	74.66
2011-08	17	12,636,416.29	2.78	6.208	745	65.94
2011-09	1	423,389.47	0.09	5.500	749	80.00
2012-03	1	225,000.00	0.05	5.500	776	75.00
2012-04	1	612,000.00	0.13	5.500	705	80.00
2012-05	2	1,543,191.72	0.34	5.500	758	86.39
2012-06	1	96,357.33	0.02	5.500	756	69.86
2012-07	2	1,071,803.31	0.24	5.500	757	74.87
2012-08	2	1,366,257.53	0.30	5.500	764	59.79
2012-09	5	2,549,469.70	0.56	5.802	721	83.04
2012-10	2	1,177,247.48	0.26	5.459	679	60.82
2012-11	6	2,791,858.86	0.61	5.601	724	70.57
2012-12	8	2,854,021.86	0.63	6.222	711	75.58
2013-01	2	1,606,750.00	0.35	5.505	739	66.15
2013-02	2	914,199.70	0.20	5.353	746	72.28
2013-03	1	780,000.00	0.17	6.750	624	70.91
2013-04	6	3,556,997.05	0.78	6.360	736	72.61
2013-05	12	7,948,015.64	1.75	6.510	723	66.80
2013-06	28	19,212,281.09	4.23	6.550	742	71.60
2013-07	180	126,050,385.93	27.76	6.450	748	70.65
2013-08	4	2,294,618.75	0.51	6.463	732	71.14
Total:	734	454,133,509.95	100.00	6.302	742	71.87

Property Type	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
Single Family	466	280,873,865.17	61.85	6.281	739	71.60
PUD	186	124,455,309.02	27.41	6.370	749	70.87
Condominium	79	46,597,063.07	10.26	6.271	747	76.22
Two to Four Family	2	1,221,730.21	0.27	5.803	744	79.87
Co-Op	1	985,542.48	0.22	5.500	667	57.09
Total:	734	454,133,509.95	100.00	6.302	742	71.87
Occupancy Type	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
Primary	647	397,312,128.01	87.49	6.294	741	72.01
Second Home	80	53,784,067.63	11.84	6.327	747	70.77
Investor	7	3,037,314.31	0.67	6.863	758	72.69
Total:	734	454,133,509.95	100.00	6.302	742	71.87

Loan Purpose	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
Purchase	382	242,336,451.61	53.36	6.291	749	76.11
Cash-Out Refinance	196	117,911,955.57	25.96	6.291	732	65.92
Rate/Term Refinance	156	93,885,102.77	20.67	6.343	736	68.39
Total:	734	454,133,509.95	100.00	6.302	742	71.87

Doc Type	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
Verified Income - Verified Assets	341	216,040,291.08	47.57	6.271	730	70.50
Stated Income - Verified Assets	320	194,612,953.40	42.85	6.331	753	73.88
Stated Income - Stated Assets	68	41,344,055.96	9.10	6.348	757	69.64
No Income - Verified Assets	2	1,193,715.23	0.26	5.875	773	71.12
No Income - No Assets	2	829,494.28	0.18	5.679	681	67.21
Verified Income - No Assets	1	113,000.00	0.02	5.875	665	68.07
Total:	734	454,133,509.95	100.00	6.302	742	71.87

IO Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
None	135	75,194,147.92	16.56	6.206	740	71.92
36	27	17,284,693.38	3.81	6.174	733	64.32
60	233	144,378,985.14	31.79	6.365	742	74.26
84	163	110,028,846.36	24.23	6.393	745	71.05
120	176	107,246,837.15	23.62	6.209	743	70.66
Total:	734	454,133,509.95	100.00	6.302	742	71.87

PMI Status	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
LTV <= 80%	724	449,250,360.53	98.92	6.309	743	71.66
Pledged Asset Loan	2	1,950,000.00	0.43	5.500	741	96.20
GEMICO	3	1,286,175.16	0.28	5.882	679	87.20
MGIC	2	762,584.85	0.17	5.674	658	85.00
Triad	1	386,865.77	0.09	5.625	674	95.00
United Guaranty	1	361,778.64	0.08	5.625	629	90.00
RMIC	1	135,745.00	0.03	5.000	744	90.00
Total:	734	454,133,509.95	100.00	6.302	742	71.87

Group 1 - 1 Collateral Summary
Collateral statistics for the Group 1 Mortgage Loans listed below are as of the Cutoff Date.

	Summary Statistics	Tolerances

Number of Mortgage Loans:	11
Aggregate Original Principal Balance:	$5,900,592.00	(+/-) 7%
Aggregate Current Principal Balance:	$5,874,284.73	(+/-) 7%
Average Original Loan Balance:	$536,417.45	Approx.
Average Current Loan Balance:	$534,025.88	Approx.
Percent of Interest Only Loans:	16.16%	Approx.
1st Lien:	100.00%
Percent with Prepayment Penalty:	9.40%
Wtd. Avg. Net/Gross Coupon:	5.489%/5.835%	(+/-) 7 bps
GWAC Range:	4.125% - 6.500%	Approx.
Index:
6-Month LIBOR	16.16%	Approx.
12-Month LIBOR	83.84%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
6-Month LIBOR	2.500%/2.750%	(+/-) 7 bps
12-Month LIBOR	1.885%/2.250%	(+/-) 7 bps
Reset Frequency:
Annually	83.84%	Approx.
Semi-Annually	16.16%	Approx.
Wtd. Avg. Original Term (months):	360	Approx.
Wtd. Avg. Remaining Term (months):	354	(+/-) 1 month
Wtd. Avg. Months to Roll:	6	(+/-) 1 month
Wtd. Avg. Next Change Date:	April 2007	Approx.
Initial Cap:	2.646%	Approx.
Periodic Cap:	2.000%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	1.985%/2.331%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	11.395%/11.741%	(+/-) 7 bps
Wtd. Avg. Original LTV:	74.63%	Approx.
Wtd. Avg. Combined LTV:	77.57%	Approx.
Percent with Simultaneous Second Lien::	20.01%	Approx
Percent Relocation Loans:	0.00%	Approx.
Wtd. Avg. Borrower FICO: (FICO>0)	740	Approx.
Geographic Distribution: (>5%)
Indiana	23.50%	Approx.
Ohio	19.13%	Approx.
Florida	11.46%	Approx.
Originator:
Fifth Third	76.88%	Approx.
Mortgage IT	23.12%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
157,936.44 - 175,000.00	1	157,936.44	2.69	5.250	724	63.49
250,000.01 - 275,000.00	1	250,979.00	4.27	4.125	648	77.27
350,000.01 - 400,000.00	1	397,000.00	6.76	5.875	736	64.55
500,000.01 - 600,000.00	3	1,671,713.10	28.46	6.035	752	73.70
600,000.01 - 700,000.00	4	2,564,145.48	43.65	5.727	731	76.51
800,000.01 - 832,510.71	1	832,510.71	14.17	6.375	773	76.87
Total:	11	5,874,284.73	100.00	5.835	740	74.63
The average current balance, as of the cut-off date is approximately $534,025.88.

Original Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
160,000.00 - 175,000.00	1	157,936.44	2.69	5.250	724	63.49
250,000.01 - 275,000.00	1	250,979.00	4.27	4.125	648	77.27
350,000.01 - 400,000.00	1	397,000.00	6.76	5.875	736	64.55
500,000.01 - 600,000.00	3	1,671,713.10	28.46	6.035	752	73.70
600,000.01 - 700,000.00	4	2,564,145.48	43.65	5.727	731	76.51
800,000.01 - 835,000.00	1	832,510.71	14.17	6.375	773	76.87
Total:	11	5,874,284.73	100.00	5.835	740	74.63
The average balance at origination, as of the cut-off date is approximately $536,417.45.

Originator	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
Fifth Third	7	4,516,369.29	76.88	5.866	742	75.11
Mortgage It	4	1,357,915.44	23.12	5.733	733	73.06
Total:	11	5,874,284.73	100.00	5.835	740	74.63

Current Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
4.125 - 4.499	1	250,979.00	4.27	4.125	648	77.27
5.000 - 5.499	2	781,666.65	13.31	5.350	740	76.66
5.500 - 5.999	4	2,236,069.89	38.07	5.673	728	73.64
6.000 - 6.499	3	2,053,569.19	34.96	6.226	755	73.18
6.500 - 6.599	1	552,000.00	9.40	6.500	771	80.00
Total:	11	5,874,284.73	100.00	5.835	740	74.63
The weighted average current rate, as of the cut-off date is approximately 5.835%.

Original Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
360 - 360	11	5,874,284.73	100.00	5.835	740	74.63
Total:	11	5,874,284.73	100.00	5.835	740	74.63
The weighted average original term, as of the cut-off date is 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
349 - 357	11	5,874,284.73	100.00	5.835	740	74.63
Total:	11	5,874,284.73	100.00	5.835	740	74.63
The weighted average remaining term, as of the cut-off date is approximately 354 months.

Lien Position	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
First	11	5,874,284.73	100.00	5.835	740	74.63
Total:	11	5,874,284.73	100.00	5.835	740	74.63
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
No Simultaneous Second	9	4,698,554.52	79.99	5.818	735	73.29
Has Simultaneous Second	2	1,175,730.21	20.01	5.903	757	80.00
Total:	11	5,874,284.73	100.00	5.835	740	74.63

Original Loan To Value (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
60.77 - 65.00	3	1,102,781.73	18.77	5.910	760	62.52
65.01 - 70.00	1	626,291.27	10.66	5.625	798	69.89
75.01 - 80.00	7	4,145,211.73	70.57	5.847	725	78.57
Total:	11	5,874,284.73	100.00	5.835	740	74.63
The weighted average original loan-to-value ratio, as of the cut-off date is approximately 74.63%.

Combined Loan to Value (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
60.77 - 75.00	4	1,729,073.00	29.43	5.807	774	65.19
75.01 - 80.00	5	2,969,481.52	50.55	5.825	713	78.01
85.01 - 90.00	1	623,730.21	10.62	5.375	744	80.00
95.01 - 100.00	1	552,000.00	9.40	6.500	771	80.00
Total:	11	5,874,284.73	100.00	5.835	740	74.63
The weighted average combined loan-to-value ratio, as of the cut-off date is approximately 77.57%

FICO Score	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
648 - 660	1	250,979.00	4.27	4.125	648	77.27
661 - 680	1	640,910.81	10.91	5.750	680	77.25
681 - 700	1	571,867.81	9.74	5.500	700	80.00
701 - 720	1	673,213.19	11.46	6.125	705	78.72
721 - 740	2	554,936.44	9.45	5.697	733	64.25
741 - 760	1	623,730.21	10.62	5.375	744	80.00
761 - 780	2	1,384,510.71	23.57	6.425	772	78.12
781 - 798	2	1,174,136.56	19.99	5.858	793	65.63
Total:	11	5,874,284.73	100.00	5.835	740	74.63
The non-zero weighted average FICO, as of the cut-off date is approximately 740.

Geographic Concentration	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
Indiana	2	1,380,356.00	23.50	6.276	779	70.48
Ohio	2	1,123,867.81	19.13	5.991	735	80.00
Florida	1	673,213.19	11.46	6.125	705	78.72
Michigan	1	640,910.81	10.91	5.750	680	77.25
Missouri	1	626,291.27	10.66	5.625	798	69.89
Illinois	1	623,730.21	10.62	5.375	744	80.00
California	1	397,000.00	6.76	5.875	736	64.55
Pennsylvania	1	250,979.00	4.27	4.125	648	77.27
New Jersey	1	157,936.44	2.69	5.250	724	63.49
Total:	11	5,874,284.73	100.00	5.835	740	74.63

Index	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
Twelve-Month LIBOR	9	4,925,284.73	83.84	5.757	736	74.85
Six-Month LIBOR	2	949,000.00	16.16	6.239	756	73.54
Total:	11	5,874,284.73	100.00	5.835	740	74.63

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
Annually	9	4,925,284.73	83.84	5.757	736	74.85
Semi-Annually	2	949,000.00	16.16	6.239	756	73.54
Total:	11	5,874,284.73	100.00	5.835	740	74.63

Margin (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
2.250 - 2.500	9	4,925,284.73	83.84	5.757	736	74.85
2.501 - 2.750	2	949,000.00	16.16	6.239	756	73.54
Total:	11	5,874,284.73	100.00	5.835	740	74.63
The weighted average margin, as of the cut-off date is approximately 2.331%.

Initial Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
2.000	9	4,925,284.73	83.84	5.757	736	74.85
6.000	2	949,000.00	16.16	6.239	756	73.54
Total:	11	5,874,284.73	100.00	5.835	740	74.63
The weighted average initial interest rate cap, as of the cut-off date is approximately 2.646%.

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
2.000	11	5,874,284.73	100.00	5.835	740	74.63
Total:	11	5,874,284.73	100.00	5.835	740	74.63
The weighted average periodic interest rate cap, as of the cut-off date is approximately 2.000%

Maximum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
10.125 - 10.499	1	250,979.00	4.27	4.125	648	77.27
11.000 - 11.499	2	781,666.65	13.31	5.350	740	76.66
11.500 - 11.999	5	2,788,069.89	47.46	5.837	737	74.90
12.000 - 12.375	3	2,053,569.19	34.96	6.226	755	73.18
Total:	11	5,874,284.73	100.00	5.835	740	74.63
The weighted average lifetime maximum gross rate, as of the cut-off date is approximately 11.741%.

Minimum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
2.250 - 2.500	9	4,925,284.73	83.84	5.757	736	74.85
2.501 - 2.750	2	949,000.00	16.16	6.239	756	73.54
Total:	11	5,874,284.73	100.00	5.835	740	74.63
The weighted average lifetime minimum gross rate, as of the cut-off date is approximately 2.331%.

Next Rate Change Date	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
2006-11	4	1,357,915.44	23.12	5.733	733	73.06
2007-04	2	1,264,641.02	21.53	5.565	712	78.61
2007-06	3	1,746,004.37	29.72	5.741	763	70.34
2007-07	2	1,505,723.90	25.63	6.263	743	77.70
Total:	11	5,874,284.73	100.00	5.835	740	74.63

Property Type	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
Single Family	8	4,326,362.33	73.65	5.956	750	73.07
PUD	1	673,213.19	11.46	6.125	705	78.72
Two to Four Family	1	623,730.21	10.62	5.375	744	80.00
Condominium	1	250,979.00	4.27	4.125	648	77.27
Total:	11	5,874,284.73	100.00	5.835	740	74.63

Occupancy Type	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
Primary	9	4,950,092.54	84.27	5.882	749	73.94
Second Home	2	924,192.19	15.73	5.582	690	78.33
Total:	11	5,874,284.73	100.00	5.835	740	74.63

Loan Purpose	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
Purchase	6	3,143,773.54	53.52	5.957	726	74.98
Rate/Term Refinance	3	2,082,532.19	35.45	5.850	772	75.71
Cash-Out Refinance	2	647,979.00	11.03	5.197	702	69.48
Total:	11	5,874,284.73	100.00	5.835	740	74.63

Doc Type	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
No Income - No Assets	1	397,000.00	6.76	5.875	736	64.55
Stated Income - Verified Assets	1	552,000.00	9.40	6.500	771	80.00
Verified Income - Verified Assets	9	4,925,284.73	83.84	5.757	736	74.85
Total:	11	5,874,284.73	100.00	5.835	740	74.63

IO Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
None	9	4,925,284.73	83.84	5.757	736	74.85
120	2	949,000.00	16.16	6.239	756	73.54
Total:	11	5,874,284.73	100.00	5.835	740	74.63

PMI Status	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
LTV <= 80%	11	5,874,284.73	100.00	5.835	740	74.63
Total:	11	5,874,284.73	100.00	5.835	740	74.63

Group 1 - 2 Collateral Summary
Collateral statistics for the Group 1 Mortgage Loans listed below are as of the Cutoff Date.

	Summary Statistics	Tolerances

Number of Mortgage Loans:	68
Aggregate Original Principal Balance:	$39,773,929.00	(+/-) 7%
Aggregate Current Principal Balance:	$39,341,958.72	(+/-) 7%
Average Original Loan Balance:	$584,910.72	Approx.
Average Current Loan Balance:	$578,558.22	Approx.
Percent of Interest Only Loans:	89.63%	Approx.
1st Lien:	100.00%
Percent with Prepayment Penalty:	11.98%
Wtd. Avg. Net/Gross Coupon:	5.815%/6.110%	(+/-) 7 bps
GWAC Range:	3.500% - 7.250%	Approx.
Index:
6-Month LIBOR	11.36%	Approx.
12-Month LIBOR	88.64%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
6-Month LIBOR	2.00%/2.25%	(+/-) 7 bps
12-Month LIBOR	1.95%/2.25%	(+/-) 7 bps
Reset Frequency:
Annually	88.64%	Approx.
Semi-Annually	11.36%	Approx.
Wtd. Avg. Original Term (months):	360	Approx.
Wtd. Avg. Remaining Term (months):	357	(+/-) 1 month
Wtd. Avg. Months to Roll:	33	(+/-) 1 month
Wtd. Avg. Next Change Date:	July 2009	Approx.
Initial Cap:	2.114%	Approx.
Periodic Cap:	1.891%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	1.956%/2.250%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	11.702%/11.996%	(+/-) 7 bps
Wtd. Avg. Original LTV:	67.77%	Approx.
Wtd. Avg. Combined LTV:	72.21%	Approx.
Percent with Simultaneous Second Lien::	31.90%	Approx
Percent Relocation Loans:	0.00%	Approx.
Wtd. Avg. Borrower FICO: (FICO>0)	732	Approx.
Geographic Distribution: (>5%)
California	21.00%	Approx.
Michigan	14.27%	Approx.
Florida	13.87%	Approx.
Originator:
Countrywide	53.17%	Approx.
Fifth Third	35.47%	Approx.
Quicken	11.36%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
86,179.71 - 100,000.00	1	86,179.71	0.22	6.000	782	71.43
125,000.01 - 150,000.00	3	425,290.26	1.08	5.043	730	80.27
175,000.01 - 200,000.00	1	185,050.00	0.47	5.250	699	63.81
200,000.01 - 225,000.00	3	644,170.50	1.64	5.291	715	79.68
225,000.01 - 250,000.00	1	226,022.12	0.57	5.125	705	74.62
250,000.01 - 275,000.00	2	507,000.00	1.29	5.377	715	77.49
400,000.01 - 500,000.00	16	7,512,094.93	19.09	5.926	720	75.95
500,000.01 - 600,000.00	18	9,697,008.06	24.65	6.103	714	74.00
600,000.01 - 700,000.00	10	6,465,613.46	16.43	6.227	758	70.36
700,000.01 - 800,000.00	3	2,292,000.00	5.83	5.839	757	76.36
800,000.01 - 900,000.00	1	872,000.00	2.22	6.375	693	74.21
900,000.01 - 1,000,000.00	5	4,908,750.00	12.48	6.383	752	59.39
1,000,000.01 - 1,500,000.00	3	3,520,779.68	8.95	6.167	709	60.61
1,500,000.01 - 2,000,000.00	1	2,000,000.00	5.08	6.750	779	9.50
Total:	68	39,341,958.72	100.00	6.110	732	67.77
The average current balance, as of the cut-off date is approximately $578,558.22.

Original Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
135,900.00 - 150,000.00	3	425,290.26	1.08	5.043	730	80.27
175,000.01 - 200,000.00	1	185,050.00	0.47	5.250	699	63.81
200,000.01 - 225,000.00	3	644,170.50	1.64	5.291	715	79.68
225,000.01 - 250,000.00	1	226,022.12	0.57	5.125	705	74.62
250,000.01 - 275,000.00	2	507,000.00	1.29	5.377	715	77.49
400,000.01 - 500,000.00	17	7,598,274.64	19.31	5.927	721	75.90
500,000.01 - 600,000.00	18	9,697,008.06	24.65	6.103	714	74.00
600,000.01 - 700,000.00	10	6,465,613.46	16.43	6.227	758	70.36
700,000.01 - 800,000.00	3	2,292,000.00	5.83	5.839	757	76.36
800,000.01 - 900,000.00	1	872,000.00	2.22	6.375	693	74.21
900,000.01 - 1,000,000.00	5	4,908,750.00	12.48	6.383	752	59.39
1,000,000.01 - 1,500,000.00	3	3,520,779.68	8.95	6.167	709	60.61
1,500,000.01 - 2,000,000.00	1	2,000,000.00	5.08	6.750	779	9.50
Total:	68	39,341,958.72	100.00	6.110	732	67.77
The average balance at origination, as of the cut-off date is approximately $584,910.72.

Originator	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
Countrywide	32	20,919,364.88	53.17	6.193	738	69.49
Fifth Third	22	13,952,937.28	35.47	6.249	725	62.48
Quicken	14	4,469,656.56	11.36	5.287	729	76.25
Total:	68	39,341,958.72	100.00	6.110	732	67.77

Current Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
3.500 - 3.999	2	966,134.00	2.46	3.692	731	80.00
4.000 - 4.499	1	144,775.00	0.37	4.250	745	71.43
4.500 - 4.999	1	505,520.00	1.28	4.625	689	80.00
5.000 - 5.499	9	3,077,887.62	7.82	5.077	734	78.65
5.500 - 5.999	11	5,903,838.90	15.01	5.769	695	65.25
6.000 - 6.499	29	17,551,475.90	44.61	6.215	735	69.57
6.500 - 6.999	13	9,752,327.30	24.79	6.653	753	59.56
7.000 - 7.250	2	1,440,000.00	3.66	7.076	713	75.69
Total:	68	39,341,958.72	100.00	6.110	732	67.77
The weighted average current rate, as of the cut-off date is approximately 6.110%.

Original Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
360 - 360	68	39,341,958.72	100.00	6.110	732	67.77
Total:	68	39,341,958.72	100.00	6.110	732	67.77
The weighted average original term, as of the cut-off date is 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
349 - 360	68	39,341,958.72	100.00	6.110	732	67.77
Total:	68	39,341,958.72	100.00	6.110	732	67.77
The weighted average remaining term, as of the cut-off date is approximately 357 months.

Lien Position	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
First	68	39,341,958.72	100.00	6.110	732	67.77
Total:	68	39,341,958.72	100.00	6.110	732	67.77
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
No Simultaneous Seconds	48	26,792,010.54	68.10	6.222	730	69.63
Has Simultaneous Seconds	20	12,549,948.18	31.90	5.869	736	63.81
Total:	68	39,341,958.72	100.00	6.110	732	67.77

Original Loan To Value (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
9.50 - 10.00	1	2,000,000.00	5.08	6.750	779	9.50
20.01 - 25.00	1	990,000.00	2.52	6.375	718	22.50
25.01 - 30.00	1	649,383.26	1.65	6.250	691	29.55
40.01 - 45.00	1	1,198,779.68	3.05	5.750	620	43.64
55.01 - 60.00	2	1,543,000.00	3.92	5.905	766	59.03
60.01 - 65.00	4	2,382,050.00	6.05	6.338	777	61.48
65.01 - 70.00	11	6,691,444.90	17.01	6.266	751	67.38
70.01 - 75.00	12	6,569,792.11	16.70	6.236	729	73.78
75.01 - 80.00	34	17,181,763.77	43.67	5.926	721	79.63
85.01 - 90.00	1	135,745.00	0.35	5.000	744	90.00
Total:	68	39,341,958.72	100.00	6.110	732	67.77
The weighted average original loan-to-value ratio, as of the cut-off date is approximately 67.77%.

Combined Loan to Value (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
22.50 - 30.00	3	3,639,383.26	9.25	6.559	747	16.61
40.01 - 50.00	1	1,198,779.68	3.05	5.750	620	43.64
50.01 - 60.00	1	543,000.00	1.38	5.500	702	57.46
60.01 - 70.00	13	8,331,444.90	21.18	6.335	764	65.84
70.01 - 75.00	12	6,651,042.11	16.91	6.270	744	71.52
75.01 - 80.00	20	10,514,615.59	26.73	6.217	725	79.76
80.01 - 85.00	2	1,065,000.00	2.71	6.054	708	72.84
85.01 - 90.00	6	3,352,515.00	8.52	5.525	704	78.71
90.01 - 95.00	4	1,641,850.00	4.17	5.096	740	78.18
95.01 - 100.00	6	2,404,328.18	6.11	5.586	706	78.89
Total:	68	39,341,958.72	100.00	6.110	732	67.77
The weighted average combined loan-to-value ratio, as of the cut-off date is approximately 72.21%

FICO Score	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
620 - 620	1	1,198,779.68	3.05	5.750	620	43.64
621 - 640	2	765,014.38	1.94	6.249	628	79.77
661 - 680	7	3,358,645.66	8.54	6.179	671	79.77
681 - 700	11	6,056,518.54	15.39	6.057	690	68.62
701 - 720	10	5,794,016.06	14.73	5.988	712	65.71
721 - 740	8	4,605,784.00	11.71	5.935	730	76.36
741 - 760	8	3,280,720.00	8.34	5.876	746	75.91
761 - 780	9	6,516,985.29	16.56	6.498	773	54.03
781 - 800	9	5,628,495.11	14.31	6.070	790	68.38
801 - 813	3	2,137,000.00	5.43	6.287	809	70.67
Total:	68	39,341,958.72	100.00	6.110	732	67.77
The non-zero weighted average FICO, as of the cut-off date is approximately 732.

Geographic Concentration	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
California	13	8,262,057.68	21.00	5.862	743	67.50
Michigan	13	5,616,034.52	14.27	5.953	702	69.40
Florida	7	5,457,894.90	13.87	6.373	764	50.65
Utah	4	2,294,200.00	5.83	6.599	732	78.41
Indiana	4	2,271,550.00	5.77	6.134	744	73.01
Idaho	2	1,872,000.00	4.76	6.442	757	70.18
Ohio	3	1,680,985.30	4.27	6.484	728	76.32
Virginia	3	1,606,000.00	4.08	5.953	740	66.04
Massachusetts	2	1,226,022.12	3.12	6.654	722	73.95
Connecticut	1	1,100,000.00	2.80	6.250	720	78.57
New Jersey	1	1,000,000.00	2.54	6.125	800	59.88
Arizona	2	991,327.62	2.52	6.675	666	79.21
Nevada	2	956,633.32	2.43	6.006	678	77.08
Wyoming	1	649,383.26	1.65	6.250	691	29.55
Alabama	1	612,000.00	1.56	6.000	734	80.00
Georgia	1	600,000.00	1.53	6.000	674	80.00
Texas	1	600,000.00	1.53	6.625	770	66.67
Oregon	1	505,520.00	1.28	4.625	689	80.00
Illinois	1	502,300.00	1.28	6.375	693	65.66
Washington	1	472,000.00	1.20	3.500	742	80.00
New York	2	437,050.00	1.11	5.106	688	73.15
Missouri	1	420,000.00	1.07	6.625	775	61.31
Others	1	209,000.00	0.53	5.250	636	79.92
Total:	68	39,341,958.72	100.00	6.110	732	67.77
Index	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
Twelve-Month LIBOR	54	34,872,302.16	88.64	6.215	733	66.69
Six-Month LIBOR	14	4,469,656.56	11.36	5.287	729	76.25
Total:	68	39,341,958.72	100.00	6.110	732	67.77

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
Annually	54	34,872,302.16	88.64	6.215	733	66.69
Semi-Annually	14	4,469,656.56	11.36	5.287	729	76.25
Total:	68	39,341,958.72	100.00	6.110	732	67.77

Margin (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
2.250 - 2.250	68	39,341,958.72	100.00	6.110	732	67.77
	68	39,341,958.72	100.00	6.110	732	67.77
The weighted average margin, as of the cut-off date is approximately 2.250%.

Initial Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
2.000	54	34,872,302.16	88.64	6.215	733	66.69
3.000	14	4,469,656.56	11.36	5.287	729	76.25
Total:	68	39,341,958.72	100.00	6.110	732	67.77
The weighted average initial interest rate cap, as of the cut-off date is approximately 2.114%.

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
1.000	14	4,469,656.56	11.36	5.287	729	76.25
2.000	53	34,786,122.45	88.42	6.216	732	66.67
4.000	1	86,179.71	0.22	6.000	782	71.43
Total:	68	39,341,958.72	100.00	6.110	732	67.77
The weighted average periodic interest rate cap, as of the cut-off date is approximately 1.891%

Maximum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
9.250 - 9.499	1	144,775.00	0.37	4.250	745	71.43
9.500 - 9.999	2	966,134.00	2.46	3.692	731	80.00
10.000 - 10.499	8	2,633,087.62	6.69	5.048	739	78.43
10.500 - 10.999	6	2,197,313.94	5.59	5.489	706	74.82
11.000 - 11.499	1	444,800.00	1.13	5.250	702	80.00
11.500 - 11.999	6	4,212,044.96	10.71	5.777	689	62.02
12.000 - 12.499	29	17,551,475.90	44.61	6.215	735	69.57
12.500 - 12.999	13	9,752,327.30	24.79	6.653	753	59.56
13.000 - 13.250	2	1,440,000.00	3.66	7.076	713	75.69
Total:	68	39,341,958.72	100.00	6.110	732	67.77
The weighted average lifetime maximum gross rate, as of the cut-off date is approximately 11.996%.

Minimum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
2.250 - 2.250	68	39,341,958.72	100.00	6.110	732	67.77
Total:	68	39,341,958.72	100.00	6.110	732	67.77
The weighted average lifetime minimum gross rate, as of the cut-off date is approximately 2.250%.

Next Rate Change Date	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
2008-11	1	86,179.71	0.22	6.000	782	71.43
2008-12	1	1,198,779.68	3.05	5.750	620	43.64
2009-03	3	1,885,265.28	4.79	5.944	713	72.55
2009-04	1	502,300.00	1.28	6.375	693	65.66
2009-05	8	3,655,585.66	9.29	5.544	747	77.62
2009-06	16	7,783,283.51	19.78	6.188	735	58.60
2009-07	6	3,813,327.62	9.69	6.292	727	75.85
2009-08	5	2,772,200.00	7.05	6.373	734	72.27
2009-09	19	12,417,037.26	31.56	6.099	743	65.69
2009-10	8	5,228,000.00	13.29	6.260	731	75.17
Total:	68	39,341,958.72	100.00	6.110	732	67.77

Property Type	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
Single Family	49	27,085,556.42	68.85	6.046	723	70.62
PUD	16	10,907,235.28	27.72	6.279	756	59.98
Condominium	3	1,349,167.02	3.43	6.022	727	73.60
Total:	68	39,341,958.72	100.00	6.110	732	67.77

Occupancy Type	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
Primary	59	32,925,763.24	83.69	6.054	730	66.59
Second Home	8	5,794,410.18	14.73	6.344	740	73.20
Investor	1	621,785.30	1.58	6.875	770	80.00
Total:	68	39,341,958.72	100.00	6.110	732	67.77

Loan Purpose	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
Purchase	25	15,112,834.96	38.41	6.127	736	76.76
Cash-Out Refinance	25	15,362,612.47	39.05	6.192	728	59.30
Rate/Term Refinance	18	8,866,511.29	22.54	5.937	733	67.13
Total:	68	39,341,958.72	100.00	6.110	732	67.77

Doc Type	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
Stated Income - Stated Assets	20	11,424,494.89	29.04	6.078	760	73.47
Stated Income - Verified Assets	4	1,681,122.12	4.27	5.307	708	74.10
Verified Income - Verified Assets	44	26,236,341.71	66.69	6.175	721	64.89
Total:	68	39,341,958.72	100.00	6.110	732	67.77

IO Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
None	8	4,078,310.90	10.37	6.366	703	69.13
36	27	17,284,693.38	43.93	6.174	733	64.32
120	33	17,978,954.44	45.70	5.990	738	70.79
Total:	68	39,341,958.72	100.00	6.110	732	67.77

PMI Status	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
LTV <= 80%	67	39,206,213.72	99.65	6.114	732	67.70
RMIC	1	135,745.00	0.35	5.000	744	90.00
Total:	68	39,341,958.72	100.00	6.110	732	67.77

Group 1 - 3 Collateral Summary
Collateral statistics for the Group 1 Mortgage Loans listed below are as of the Cutoff Date.

	Summary Statistics	Tolerances

Number of Mortgage Loans:	367
Aggregate Original Principal Balance:	$224,359,463.00	(+/-) 7%
Aggregate Current Principal Balance:	$223,070,223.26	(+/-) 7%
Average Original Loan Balance:	$611,333.69 607,820.77	Approx.
Average Current Loan Balance:	$607,820.77	Approx.
Percent of Interest Only Loans:	83.91%	Approx.
1st Lien:	100.00%
Percent with Prepayment Penalty:	14.05%
Wtd. Avg. Net/Gross Coupon:	6.025%/ 6.306%	(+/-) 7 bps
GWAC Range:	4.625% - 7.500%	Approx.
Index:
6-Month LIBOR	4.22%	Approx.
12-Month LIBOR	95.78%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
6-Month LIBOR	2.000%/2.250%	(+/-) 7 bps
12-Month LIBOR	1.968%/2.250%	(+/-) 7 bps
Reset Frequency:
Annually	95.78%	Approx.
Semi-Annually	4.22%	Approx.
Wtd. Avg. Original Term (months):	360	Approx.
Wtd. Avg. Remaining Term (months):	356	(+/-) 1 month
Wtd. Avg. Months to Roll:	56	(+/-) 1 month
Wtd. Avg. Next Change Date:	June 2011	Approx.
Initial Cap:	4.992%	Approx.
Periodic Cap:	1.969%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	1.969%/2.250%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	11.028% /11.309%	(+/-) 7 bps
Wtd. Avg. Original LTV:	73.35%	Approx.
Wtd. Avg. Combined LTV:	77.40%	Approx.
Percent with Simultaneous Second Lien::	35.64%	Approx
Percent Relocation Loans:	0.00%	Approx.
Wtd. Avg. Borrower FICO: (FICO>0)	744	Approx.
Geographic Distribution: (>5%)
California	44.88%	Approx.
Florida	14.82%	Approx.
Ohio	5.88%	Approx.
Originator:
Countrywide	72.33%	Approx.
Fifth Third	24.58%	Approx.
Quicken	3.09%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
113,000.00 - 125,000.00	4	466,674.96	0.21	5.619	735	66.53
125,000.01 - 150,000.00	1	142,897.06	0.06	5.750	687	75.26
150,000.01 - 175,000.00	3	488,282.61	0.22	6.102	687	76.15
175,000.01 - 200,000.00	3	543,234.97	0.24	5.167	734	79.92
200,000.01 - 225,000.00	1	219,100.00	0.10	5.000	712	80.00
225,000.01 - 250,000.00	2	482,400.00	0.22	5.000	766	68.26
275,000.01 - 300,000.00	2	573,200.00	0.26	5.253	718	80.00
300,000.01 - 333,700.00	3	926,491.77	0.42	5.869	737	79.70
400,000.01 - 500,000.00	104	48,019,710.56	21.53	6.253	741	73.76
500,000.01 - 600,000.00	108	59,483,272.53	26.67	6.288	740	75.16
600,000.01 - 700,000.00	61	39,508,345.01	17.71	6.333	751	72.98
700,000.01 - 800,000.00	25	18,586,985.42	8.33	6.377	736	72.95
800,000.01 - 900,000.00	14	11,852,745.29	5.31	6.430	751	72.05
900,000.01 - 1,000,000.00	26	25,315,773.40	11.35	6.343	746	73.88
1,000,000.01 - 1,500,000.00	5	6,917,797.43	3.10	6.442	742	69.01
1,500,000.01 - 2,000,000.00	4	7,032,499.00	3.15	6.371	761	62.59
2,500,000.01 - 2,510,813.25	1	2,510,813.25	1.13	6.500	779	70.00
Total:	367	223,070,223.26	100.00	6.306	744	73.35
The average current balance, as of the cut-off date is approximately $607,820.77.

Original Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
113,000.00 - 125,000.00	4	466,674.96	0.21	5.619	735	66.53
125,000.01 - 150,000.00	1	142,897.06	0.06	5.750	687	75.26
150,000.01 - 175,000.00	3	488,282.61	0.22	6.102	687	76.15
175,000.01 - 200,000.00	3	543,234.97	0.24	5.167	734	79.92
200,000.01 - 225,000.00	1	219,100.00	0.10	5.000	712	80.00
225,000.01 - 250,000.00	2	482,400.00	0.22	5.000	766	68.26
275,000.01 - 300,000.00	2	573,200.00	0.26	5.253	718	80.00
300,000.01 - 333,700.00	2	620,491.77	0.28	5.435	705	79.55
400,000.01 - 500,000.00	102	47,141,410.10	21.13	6.253	741	73.74
500,000.01 - 600,000.00	109	59,958,272.53	26.88	6.288	739	75.15
600,000.01 - 700,000.00	62	39,568,869.79	17.74	6.335	752	73.17
700,000.01 - 800,000.00	25	18,586,985.42	8.33	6.377	736	72.95
800,000.01 - 900,000.00	14	11,852,745.29	5.31	6.430	751	72.05
900,000.01 - 1,000,000.00	27	25,964,549.08	11.64	6.344	747	73.70
1,000,000.01 - 1,500,000.00	5	6,917,797.43	3.10	6.442	742	69.01
1,500,000.01 - 2,000,000.00	4	7,032,499.00	3.15	6.371	761	62.59
2,500,000.01 - 2,520,000.00	1	2,510,813.25	1.13	6.500	779	70.00
Total:	367	223,070,223.26	100.00	6.306	744	73.35
The average balance at origination, as of the cut-off date is approximately $611,333.69.

Originator	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
Countrywide	255	161,343,369.84	72.33	6.336	748	73.88
Fifth Third	88	54,831,923.62	24.58	6.351	736	71.55
Quicken	24	6,894,929.80	3.09	5.236	721	75.17
Total:	367	223,070,223.26	100.00	6.306	744	73.35

Current Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
4.625 - 4.999	1	450,000.00	0.20	4.625	749	79.65
5.000 - 5.499	23	8,952,591.21	4.01	5.127	731	75.95
5.500 - 5.999	36	17,946,106.82	8.05	5.772	748	76.52
6.000 - 6.499	176	111,434,276.16	49.95	6.235	743	72.87
6.500 - 6.999	122	79,588,059.34	35.68	6.623	747	72.75
7.000 - 7.499	8	4,538,757.97	2.03	7.040	724	77.14
7.500 - 7.500	1	160,431.76	0.07	7.500	N/A	80.00
Total:	367	223,070,223.26	100.00	6.306	744	73.35
The weighted average current rate, as of the cut-off date is approximately 6.306%.

Original Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
180 - 300	1	592,113.14	0.27	6.625	812	80.00
301 - 360	365	221,836,277.91	99.45	6.304	744	73.31
361 - 480	1	641,832.21	0.29	6.625	766	79.11
Total:	367	223,070,223.26	100.00	6.306	744	73.35
The weighted average original term, as of the cut-off date is 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
176 - 300	1	592,113.14	0.27	6.625	812	80.00
301 - 360	365	221,836,277.91	99.45	6.304	744	73.31
361 - 476	1	641,832.21	0.29	6.625	766	79.11
Total:	367	223,070,223.26	100.00	6.306	744	73.35
The weighted average remaining term, as of the cut-off date is approximately 356 months.

Lien Position	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
First	367	223,070,223.26	100.00	6.306	744	73.35
Total:	367	223,070,223.26	100.00	6.306	744	73.35
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
No Simultaneous Second	233	143,559,709.17	64.36	6.314	745	72.17
Has Simultaneous Second	134	79,510,514.09	35.64	6.291	743	75.47
Total:	367	223,070,223.26	100.00	6.306	744	73.35

Original Loan To Value (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
24.07 - 25.00	1	650,000.00	0.29	6.000	784	24.07
25.01 - 30.00	2	2,450,000.00	1.10	6.617	770	27.04
35.01 - 40.00	1	598,199.12	0.27	6.000	775	40.00
40.01 - 45.00	6	3,942,946.09	1.77	6.239	752	42.92
45.01 - 50.00	7	3,569,723.22	1.60	6.298	751	48.01
50.01 - 55.00	6	3,129,537.68	1.40	6.334	739	51.90
55.01 - 60.00	13	8,928,323.84	4.00	6.413	766	57.39
60.01 - 65.00	14	9,011,850.41	4.04	6.229	712	62.66
65.01 - 70.00	54	34,865,599.60	15.63	6.313	746	68.55
70.01 - 75.00	31	20,544,409.57	9.21	6.300	751	72.90
75.01 - 80.00	232	135,379,633.73	60.69	6.302	742	79.69
Total:	367	223,070,223.26	100.00	6.306	744	73.35
The weighted average original loan-to-value ratio, as of the cut-off date is approximately 73.35%.

Combined Loan to Value (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
24.07 - 30.00	2	1,300,000.00	0.58	6.125	783	24.65
30.01 - 40.00	2	2,398,199.12	1.08	6.563	768	30.76
40.01 - 50.00	12	7,054,346.25	3.16	6.252	754	45.30
50.01 - 60.00	12	6,155,510.63	2.76	6.293	748	54.48
60.01 - 70.00	68	44,352,294.58	19.88	6.338	743	66.22
70.01 - 75.00	29	17,886,644.58	8.02	6.296	744	72.47
75.01 - 80.00	121	74,629,777.96	33.46	6.328	745	79.44
80.01 - 85.00	10	4,812,013.69	2.16	6.211	715	78.40
85.01 - 90.00	91	54,153,450.72	24.28	6.314	744	78.49
90.01 - 95.00	10	5,268,297.32	2.36	5.860	726	77.26
95.01 - 100.00	10	5,059,688.41	2.27	6.239	742	80.00
Total:	367	223,070,223.26	100.00	6.306	744	73.35
The weighted average combined loan-to-value ratio, as of the cut-off date is approximately 77.40%

FICO Score	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
Not Available	1	160,431.76	0.07	7.500	N/A	80.00
621 - 640	1	446,964.02	0.20	6.250	634	69.23
641 - 660	7	4,099,447.17	1.84	6.349	651	70.71
661 - 680	21	11,512,497.14	5.16	6.229	669	75.14
681 - 700	28	15,518,040.24	6.96	6.309	692	75.17
701 - 720	48	28,502,722.13	12.78	6.311	711	75.11
721 - 740	60	36,306,164.06	16.28	6.329	730	72.74
741 - 760	65	39,416,627.11	17.67	6.255	751	75.18
761 - 780	72	46,426,705.95	20.81	6.319	771	72.51
781 - 800	45	30,124,910.72	13.50	6.302	789	70.20
801 - 815	19	10,555,712.96	4.73	6.409	808	72.99
Total:	367	223,070,223.26	100.00	6.306	744	73.35
The non-zero weighted average FICO, as of the cut-off date is approximately 744.

Geographic Concentration	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
California	159	100,105,165.99	44.88	6.289	742	74.14
Florida	55	33,057,157.66	14.82	6.407	745	73.81
Ohio	20	13,118,369.30	5.88	6.334	744	73.54
Michigan	20	11,069,882.11	4.96	6.283	723	69.70
Washington	16	9,060,011.93	4.06	6.303	766	75.57
Illinois	12	8,009,373.44	3.59	6.247	730	74.20
New Jersey	13	6,666,825.80	2.99	6.298	756	72.23
Arizona	8	4,325,740.00	1.94	6.445	751	77.19
Maryland	6	3,906,082.13	1.75	6.282	724	76.23
Oregon	6	3,593,133.87	1.61	6.436	764	77.57
Virginia	6	3,284,259.65	1.47	6.325	745	70.26
Indiana	5	2,974,971.95	1.33	6.353	721	68.41
Colorado	3	2,690,909.62	1.21	6.648	777	57.63
Texas	1	2,510,813.25	1.13	6.500	779	70.00
Others	37	18,697,526.56	8.38	6.103	750	71.04
Total:	367	223,070,223.26	100.00	6.306	744	73.35

Index	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
Twelve-Month LIBOR	342	213,664,480.21	95.78	6.338	744	73.33
Six-Month LIBOR	25	9,405,743.05	4.22	5.574	736	73.79
Total:	367	223,070,223.26	100.00	6.306	744	73.35

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
Annually	342	213,664,480.21	95.78	6.338	744	73.33
Semi-Annually	25	9,405,743.05	4.22	5.574	736	73.79
Total:	367	223,070,223.26	100.00	6.306	744	73.35

Margin (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
2.250 - 2.250	367	223,070,223.26	100.00	6.306	744	73.35
Total:	367	223,070,223.26	100.00	6.306	744	73.35
The weighted average margin, as of the cut-off date is approximately 2.250%.

Initial Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
2.000	1	572,500.00	0.26	6.500	714	77.89
5.000	366	222,497,723.26	99.74	6.306	744	73.34
Total:	367	223,070,223.26	100.00	6.306	744	73.35
The weighted average initial interest rate cap, as of the cut-off date is approximately 4.992%.

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
1.000	24	6,894,929.80	3.09	5.236	721	75.17
2.000	343	216,175,293.46	96.91	6.340	745	73.29
Total:	367	223,070,223.26	100.00	6.306	744	73.35
The weighted average periodic interest rate cap, as of the cut-off date is approximately 1.969%

Maximum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
9.625 - 9.999	1	450,000.00	0.20	4.625	749	79.65
10.000 - 10.499	23	8,952,591.21	4.01	5.127	731	75.95
10.500 - 10.999	36	17,946,106.82	8.05	5.772	748	76.52
11.000 - 11.499	176	111,434,276.16	49.95	6.235	743	72.87
11.500 - 11.999	121	79,015,559.34	35.42	6.624	747	72.71
12.000 - 12.499	8	4,538,757.97	2.03	7.040	724	77.14
12.500 - 12.500	2	732,931.76	0.33	6.719	714	78.35
Total:	367	223,070,223.26	100.00	6.306	744	73.35
The weighted average lifetime maximum gross rate, as of the cut-off date is approximately 11.309%.

Minimum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
2.250 - 2.250	367	223,070,223.26	100.00	6.306	744	73.35
Total:	367	223,070,223.26	100.00	6.306	744	73.35
The weighted average lifetime minimum gross rate, as of the cut-off date is approximately 2.250%.

Next Rate Change Date	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
2010-04	1	755,000.00	0.34	6.875	800	67.41
2011-01	2	1,065,144.50	0.48	5.985	704	79.05
2011-02	1	471,443.77	0.21	6.125	740	79.99
2011-03	8	5,969,211.99	2.68	6.145	738	70.99
2011-04	11	6,249,499.80	2.80	6.136	713	72.81
2011-05	67	35,987,719.44	16.13	6.203	739	72.31
2011-06	115	68,184,581.27	30.57	6.309	744	73.52
2011-07	148	93,173,607.52	41.77	6.368	749	74.66
2011-08	14	11,214,014.97	5.03	6.290	745	65.89
Total:	367	223,070,223.26	100.00	6.306	744	73.35

Property Type	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
Single Family	217	131,545,061.16	58.97	6.320	739	71.75
PUD	96	58,951,373.01	26.43	6.298	751	73.96
Condominium	53	31,975,789.09	14.33	6.265	750	78.68
Two to Four Family	1	598,000.00	0.27	6.250	743	79.73
Total:	367	223,070,223.26	100.00	6.306	744	73.35

Occupancy Type	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
Primary	325	198,438,130.55	88.96	6.305	742	73.32
Second Home	41	24,188,092.71	10.84	6.301	758	73.49
Investor	1	444,000.00	0.20	7.125	785	80.00
Total:	367	223,070,223.26	100.00	6.306	744	73.35

Loan Purpose	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
Purchase	203	126,817,340.20	56.85	6.294	753	76.90
Cash-Out Refinance	88	49,941,004.93	22.39	6.276	733	67.16
Rate/Term Refinance	76	46,311,878.13	20.76	6.370	732	70.31
Total:	367	223,070,223.26	100.00	6.306	744	73.35

Doc Type	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
No Income - Verified Assets	2	1,193,715.23	0.54	5.875	773	71.12
Stated Income - Stated Assets	26	16,692,224.01	7.48	6.431	758	69.45
Stated Income - Verified Assets	192	112,929,508.65	50.63	6.316	753	74.87
Verified Income - No Assets	1	113,000.00	0.05	5.875	665	68.07
Verified Income - Verified Assets	146	92,141,775.37	41.31	6.277	730	72.22
Total:	367	223,070,223.26	100.00	6.306	744	73.35

IO Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
None	56	35,898,661.20	16.09	6.277	745	72.93
60	233	144,378,985.14	64.72	6.365	742	74.26
120	78	42,792,576.92	19.18	6.130	749	70.63
Total:	367	223,070,223.26	100.00	6.306	744	73.35

PMI Status	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
LTV <= 80%	367	223,070,223.26	100.00	6.306	744	73.35
Total:	367	223,070,223.26	100.00	6.306	744	73.35

Group 1 - 4 Collateral Summary
Collateral statistics for the Group 1 Mortgage Loans listed below are as of the Cutoff Date.

	Summary Statistics	Tolerances

Number of Mortgage Loans:	288
Aggregate Original Principal Balance:	$186,994,499.00	(+/-) 7%
Aggregate Current Principal Balance:	$185,847,043.24	(+/-) 7%
Average Original Loan Balance:	$649,286.45	Approx.
Average Current Loan Balance:	$645,302.23	Approx.
Percent of Interest Only Loans:	83.70%	Approx.
1st Lien:	100.00%
Percent with Prepayment Penalty:	20.28%
Wtd. Avg. Net/Gross Coupon:	6.077%/ 6.351%	(+/-) 7 bps
GWAC Range:	4.250% - 7.500%	Approx.
Index:
12-Month LIBOR	86.63%	Approx.
1-Year CMT	13.37%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
12-Month LIBOR	1.972%/2.250%	(+/-) 7 bps
1-Year CMT	2.500%/2.750%	(+/-) 7 bps
Reset Frequency:
Annually	100.00%	Approx.
Wtd. Avg. Original Term (months):	360	Approx.
Wtd. Avg. Remaining Term (months):	354	(+/-) 1 month
Wtd. Avg. Months to Roll:	78	(+/-) 1 month
Wtd. Avg. Next Change Date:	April 2013	Approx.
Initial Cap:	5.000%	Approx.
Periodic Cap:	2.000%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.043/2.317	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	11.077%/11.351%	(+/-) 7 bps
Wtd. Avg. Original LTV:	70.87%	Approx.
Wtd. Avg. Combined LTV:	74.32%	Approx.
Percent with Simultaneous Second Lien:	30.84%	Approx
Percent Relocation Loans:	1.28%	Approx.
Wtd. Avg. Borrower FICO: (FICO>0)	742	Approx.
Geographic Distribution: (>5%)
California	42.35%	Approx.
Florida	11.86%	Approx.

Originator:
Countrywide	67.41%	Approx.
Fifth Third	19.22%	Approx.
Wells Fargo	13.37%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
96,357.33 - 100,000.00	1	96,357.33	0.05	5.500	756	69.86
100,000.01 - 125,000.00	1	106,700.00	0.06	7.500	669	78.75
175,000.01 - 200,000.00	3	560,910.18	0.30	5.940	731	77.65
200,000.01 - 225,000.00	3	656,194.73	0.35	5.943	756	74.23
225,000.01 - 250,000.00	4	952,300.80	0.51	6.204	688	78.70
275,000.01 - 300,000.00	1	291,291.18	0.16	5.500	713	80.00
300,000.01 - 333,700.00	1	307,000.00	0.17	6.500	740	80.00
333,700.01 - 350,000.00	1	349,072.36	0.19	5.625	756	69.92
350,000.01 - 400,000.00	16	5,996,247.07	3.23	5.702	711	67.47
400,000.01 - 500,000.00	64	29,304,074.91	15.77	6.327	734	72.10
500,000.01 - 600,000.00	70	38,310,845.98	20.61	6.354	745	72.87
600,000.01 - 700,000.00	47	30,329,686.24	16.32	6.428	747	72.30
700,000.01 - 800,000.00	22	16,717,792.73	9.00	6.467	743	74.60
800,000.01 - 900,000.00	10	8,443,517.63	4.54	6.241	756	65.18
900,000.01 - 1,000,000.00	33	32,455,701.75	17.46	6.366	742	70.18
1,000,000.01 - 1,500,000.00	5	7,075,451.04	3.81	6.277	748	54.84
1,500,000.01 - 2,000,000.00	3	5,557,016.00	2.99	6.488	765	69.41
2,500,000.01 - 2,817,216.64	3	8,336,883.31	4.49	6.539	733	67.81
Total:	288	185,847,043.24	100.00	6.351	742	70.87
The average current balance, as of the cut-off date is approximately $645,302.23.

Original Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
98,500.00 - 100,000.00	1	96,357.33	0.05	5.500	756	69.86
100,000.01 - 125,000.00	1	106,700.00	0.06	7.500	669	78.75
175,000.01 - 200,000.00	3	560,910.18	0.30	5.940	731	77.65
200,000.01 - 225,000.00	3	656,194.73	0.35	5.943	756	74.23
225,000.01 - 250,000.00	4	952,300.80	0.51	6.204	688	78.70
275,000.01 - 300,000.00	1	291,291.18	0.16	5.500	713	80.00
300,000.01 - 333,700.00	1	307,000.00	0.17	6.500	740	80.00
350,000.01 - 400,000.00	11	3,998,002.09	2.15	5.728	705	67.11
400,000.01 - 500,000.00	70	31,651,392.25	17.03	6.276	734	71.83
500,000.01 - 600,000.00	69	37,712,428.18	20.29	6.351	745	72.91
600,000.01 - 700,000.00	46	29,608,104.04	15.93	6.434	746	72.33
700,000.01 - 800,000.00	22	16,717,792.73	9.00	6.467	743	74.60
800,000.01 - 900,000.00	11	9,113,517.63	4.90	6.242	759	66.27
900,000.01 - 1,000,000.00	34	33,105,701.75	17.81	6.366	743	70.01
1,000,000.01 - 1,500,000.00	5	7,075,451.04	3.81	6.277	748	54.84
1,500,000.01 - 2,000,000.00	3	5,557,016.00	2.99	6.488	765	69.41
2,500,000.01 - 2,817,250.00	3	8,336,883.31	4.49	6.539	733	67.81
Total:	288	185,847,043.24	100.00	6.351	742	70.87
The average balance at origination, as of the cut-off date is approximately $649,286.45.

Originator	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
Countrywide	178	125,284,163.79	67.41	6.458	747	71.59
Fifth Third	55	35,724,181.64	19.22	6.472	738	67.01
Wells Fargo	55	24,838,697.81	13.37	5.642	725	72.80
Total:	288	185,847,043.24	100.00	6.351	742	70.87

Current Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
4.250 - 4.499	1	410,000.00	0.22	4.250	690	78.50
4.500 - 4.999	2	1,216,750.00	0.65	4.625	737	80.00
5.000 - 5.499	2	615,376.94	0.33	5.250	760	80.00
5.500 - 5.999	51	24,689,699.51	13.28	5.644	726	72.88
6.000 - 6.499	100	70,788,067.63	38.09	6.272	745	69.59
6.500 - 6.999	124	83,729,894.00	45.05	6.630	744	70.99
7.000 - 7.499	6	3,662,555.16	1.97	7.051	767	71.96
7.500 - 7.500	2	734,700.00	0.40	7.500	695	79.82
Total:	288	185,847,043.24	100.00	6.351	742	70.87
The weighted average current rate, as of the cut-off date is approximately 6.351%.

Original Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
360 - 360	288	185,847,043.24	100.00	6.351	742	70.87
Total:	288	185,847,043.24	100.00	6.351	742	70.87
The weighted average original term, as of the cut-off date is 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
324 - 358	288	185,847,043.24	100.00	6.351	742	70.87
Total:	288	185,847,043.24	100.00	6.351	742	70.87
The weighted average remaining term, as of the cut-off date is approximately 354 months.

Lien Position	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
First	288	185,847,043.24	100.00	6.351	742	70.87
Total:	288	185,847,043.24	100.00	6.351	742	70.87
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
No Simultaneous Second	198	128,533,255.70	69.16	6.339	743	69.14
Has Simultaneous Second	90	57,313,787.54	30.84	6.379	740	74.74
Total:	288	185,847,043.24	100.00	6.351	742	70.87

Original Loan To Value (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
28.57 - 30.00	2	883,776.42	0.48	6.332	724	29.03
30.01 - 35.00	3	2,289,054.36	1.23	6.385	780	33.71
35.01 - 40.00	2	1,149,861.98	0.62	6.484	760	37.90
40.01 - 45.00	3	2,075,000.00	1.12	6.207	773	42.89
45.01 - 50.00	6	4,182,042.46	2.25	6.413	744	48.07
50.01 - 55.00	16	11,181,834.02	6.02	6.309	759	52.66
55.01 - 60.00	15	15,631,985.71	8.41	6.409	737	57.25
60.01 - 65.00	16	10,856,825.52	5.84	6.219	744	62.77
65.01 - 70.00	42	26,563,381.35	14.29	6.334	730	68.23
70.01 - 75.00	29	17,667,806.40	9.51	6.391	739	73.00
75.01 - 80.00	145	88,618,070.60	47.68	6.396	746	79.36
80.01 - 85.00	3	1,335,084.85	0.72	5.867	664	84.92
85.01 - 90.00	3	1,075,453.80	0.58	5.666	665	89.41
90.01 - 95.00	2	1,386,865.77	0.75	5.535	738	93.26
95.01 - 100.00	1	950,000.00	0.51	5.500	717	100.00
Total:	288	185,847,043.24	100.00	6.351	742	70.87
The weighted average original loan-to-value ratio, as of the cut-off date is approximately 70.87%.

Combined Loan to Value (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
28.57 - 30.00	2	883,776.42	0.48	6.332	724	29.03
30.01 - 40.00	5	3,438,916.34	1.85	6.418	773	35.11
40.01 - 50.00	5	4,093,224.33	2.20	6.178	754	45.73
50.01 - 60.00	31	24,652,656.35	13.27	6.371	749	54.97
60.01 - 70.00	54	34,786,960.08	18.72	6.326	735	64.56
70.01 - 75.00	26	17,142,337.91	9.22	6.359	735	72.03
75.01 - 80.00	79	51,208,642.85	27.55	6.407	749	78.94
80.01 - 85.00	7	4,342,293.76	2.34	6.492	735	80.97
85.01 - 90.00	55	32,483,936.53	17.48	6.339	741	78.63
90.01 - 95.00	15	8,567,218.69	4.61	6.167	724	81.09
95.01 - 100.00	9	4,247,079.98	2.29	6.178	727	84.47
Total:	288	185,847,043.24	100.00	6.351	742	70.87
The weighted average combined loan-to-value ratio, as of the cut-off date is approximately 74.32%

FICO Score	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
622 - 640	4	1,817,504.39	0.98	6.229	626	75.63
641 - 660	4	1,640,672.58	0.88	6.024	652	72.00
661 - 680	25	14,309,999.81	7.70	6.237	670	73.97
681 - 700	19	10,784,541.88	5.80	6.300	693	71.96
701 - 720	32	17,604,340.49	9.47	6.269	711	72.10
721 - 740	49	36,493,263.35	19.64	6.417	730	70.32
741 - 760	48	33,094,491.81	17.81	6.385	750	70.36
761 - 780	61	41,595,848.01	22.38	6.369	771	70.67
781 - 800	37	22,770,656.72	12.25	6.341	790	69.89
801 - 820	8	5,232,881.79	2.82	6.328	808	66.05
821 - 828	1	502,842.41	0.27	7.375	828	80.00
Total:	288	185,847,043.24	100.00	6.351	742	70.87
The non-zero weighted average FICO, as of the cut-off date is approximately 742.

Geographic Concentration	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
California	104	78,711,686.38	42.35	6.327	742	70.65
Florida	32	22,033,762.78	11.86	6.464	751	68.26
Colorado	14	7,889,272.83	4.25	6.507	740	65.33
Michigan	12	6,737,969.22	3.63	6.558	759	72.01
Ohio	11	6,656,246.75	3.58	6.261	713	73.07
Washington	9	5,629,018.39	3.03	6.414	769	76.68
New Jersey	11	5,395,276.53	2.90	6.253	723	73.80
Illinois	8	5,089,567.39	2.74	6.396	705	70.34
New York	7	4,489,238.40	2.42	6.178	715	68.72
Massachusetts	7	4,246,124.02	2.28	6.438	765	73.15
Georgia	7	3,782,101.97	2.04	6.223	739	63.01
Oregon	7	3,604,257.17	1.94	6.401	770	71.86
Maryland	5	2,592,503.93	1.39	6.633	723	79.52
Arizona	5	2,556,414.28	1.38	6.171	741	76.46
Indiana	5	2,379,904.70	1.28	6.314	758	74.31
Connecticut	2	2,284,000.00	1.23	6.418	748	67.18
Tennessee	4	2,209,110.37	1.19	5.980	701	90.20
North Carolina	5	1,907,469.70	1.03	6.374	725	76.14
Nevada	5	1,882,783.98	1.01	6.372	754	76.92
Others	28	15,770,334.45	8.49	6.257	750	69.36
Total:	288	185,847,043.24	100.00	6.351	742	70.87

Index	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
Twelve-Month LIBOR	233	161,008,345.43	86.63	6.461	745	70.57
One Year CMT	55	24,838,697.81	13.37	5.642	725	72.80
Total:	288	185,847,043.24	100.00	6.351	742	70.87

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
Annually	288	185,847,043.24	100.00	6.351	742	70.87
Total:	288	185,847,043.24	100.00	6.351	742	70.87

Margin (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
2.250 - 2.500	233	161,008,345.43	86.63	6.461	745	70.57
2.501 - 2.750	55	24,838,697.81	13.37	5.642	725	72.80
Total:	288	185,847,043.24	100.00	6.351	742	70.87
The weighted average margin, as of the cut-off date is approximately 2.317%.

Initial Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
5.000	288	185,847,043.24	100.00	6.351	742	70.87
Total:	288	185,847,043.24	100.00	6.351	742	70.87
The weighted average initial interest rate cap, as of the cut-off date is approximately 5.000%.

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
2.000	288	185,847,043.24	100.00	6.351	742	70.87
Total:	288	185,847,043.24	100.00	6.351	742	70.87
The weighted average periodic interest rate cap, as of the cut-off date is approximately 2.000%

Maximum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
9.250 - 9.499	1	410,000.00	0.22	4.250	690	78.50
9.500 - 9.999	2	1,216,750.00	0.65	4.625	737	80.00
10.000 - 10.499	2	615,376.94	0.33	5.250	760	80.00
10.500 - 10.999	51	24,689,699.51	13.28	5.644	726	72.88
11.000 - 11.499	100	70,788,067.63	38.09	6.272	745	69.59
11.500 - 11.999	124	83,729,894.00	45.05	6.630	744	70.99
12.000 - 12.499	6	3,662,555.16	1.97	7.051	767	71.96
12.500 - 12.500	2	734,700.00	0.40	7.500	695	79.82
Total:	288	185,847,043.24	100.00	6.351	742	70.87
The weighted average lifetime maximum gross rate, as of the cut-off date is approximately 11.351%.

Minimum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
2.250 - 2.500	233	161,008,345.43	86.63	6.461	745	70.57
2.501 - 2.750	55	24,838,697.81	13.37	5.642	725	72.80
Total:	288	185,847,043.24	100.00	6.351	742	70.87
The weighted average lifetime minimum gross rate, as of the cut-off date is approximately 2.317%.

Next Rate Change Date	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
2010-10	8	3,069,684.85	1.65	5.636	688	70.14
2010-11	8	3,133,716.58	1.69	5.660	733	68.52
2010-12	3	1,147,395.07	0.62	5.625	709	76.52
2011-08	3	1,422,401.32	0.77	5.560	745	66.34
2011-09	1	423,389.47	0.23	5.500	749	80.00
2012-03	1	225,000.00	0.12	5.500	776	75.00
2012-04	1	612,000.00	0.33	5.500	705	80.00
2012-05	2	1,543,191.72	0.83	5.500	758	86.39
2012-06	1	96,357.33	0.05	5.500	756	69.86
2012-07	2	1,071,803.31	0.58	5.500	757	74.87
2012-08	2	1,366,257.53	0.74	5.500	764	59.79
2012-09	5	2,549,469.70	1.37	5.802	721	83.04
2012-10	2	1,177,247.48	0.63	5.459	679	60.82
2012-11	6	2,791,858.86	1.50	5.601	724	70.57
2012-12	8	2,854,021.86	1.54	6.222	711	75.58
2013-01	2	1,606,750.00	0.86	5.505	739	66.15
2013-02	2	914,199.70	0.49	5.353	746	72.28
2013-03	1	780,000.00	0.42	6.750	624	70.91
2013-04	6	3,556,997.05	1.91	6.360	736	72.61
2013-05	12	7,948,015.64	4.28	6.510	723	66.80
2013-06	28	19,212,281.09	10.34	6.550	742	71.60
2013-07	180	126,050,385.93	67.82	6.450	748	70.65
2013-08	4	2,294,618.75	1.23	6.463	732	71.14
Total:	288	185,847,043.24	100.00	6.351	742	70.87

Property Type	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
Single Family	192	117,916,885.26	63.45	6.304	741	71.61
PUD	73	53,923,487.54	29.01	6.471	746	69.60
Condominium	22	13,021,127.96	7.01	6.352	743	70.42
Co-Op	1	985,542.48	0.53	5.500	667	57.09
Total:	288	185,847,043.24	100.00	6.351	742	70.87

Occupancy Type	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
Primary	254	160,998,141.68	86.63	6.342	742	71.45
Second Home	29	22,877,372.55	12.31	6.380	740	66.98
Investor	5	1,971,529.01	1.06	6.800	748	68.74
Total:	288	185,847,043.24	100.00	6.351	742	70.87

Loan Purpose	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
Purchase	148	97,262,502.91	52.33	6.322	748	75.02
Cash-Out Refinance	81	51,960,359.17	27.96	6.347	733	66.64
Rate/Term Refinance	59	36,624,181.16	19.71	6.434	740	65.84
Total:	288	185,847,043.24	100.00	6.351	742	70.87

Doc Type	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
No Income - No Assets	1	432,494.28	0.23	5.500	631	69.65
Stated Income - Stated Assets	22	13,227,337.06	7.12	6.476	753	66.58
Stated Income - Verified Assets	123	79,450,322.63	42.75	6.373	753	72.43
Verified Income - Verified Assets	142	92,736,889.27	49.90	6.319	732	70.15
Total:	288	185,847,043.24	100.00	6.351	742	70.87

IO Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
None	62	30,291,891.09	16.30	6.173	739	70.62
84	163	110,028,846.36	59.20	6.393	745	71.05
120	63	45,526,305.79	24.50	6.370	738	70.59
Total:	288	185,847,043.24	100.00	6.351	742	70.87

PMI Status	Count	Current Unpaid Principal Balance	Percent	GWAC	Non-Zero WA FICO	OLTV
LTV <= 80%	279	181,099,638.82	97.45	6.370	743	70.33
Pledged Asset Loan	2	1,950,000.00	1.05	5.500	741	96.20
GEMICO	3	1,286,175.16	0.69	5.882	679	87.20
MGIC	2	762,584.85	0.41	5.674	658	85.00
Triad	1	386,865.77	0.21	5.625	674	95.00
United Guaranty	1	361,778.64	0.19	5.625	629	90.00
Total:	288	185,847,043.24	100.00	6.351	742	70.87